SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                  )

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HASBRO, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT 2008 ANNUAL MEETING OF SHAREHOLDERS To be held on May 22, 2008
ELECTION OF DIRECTORS (Proposal No. 1)
GOVERNANCE OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Potential Payments Upon Termination or Change in Control; Employment Agreements
Agreements and Arrangements Providing Post-Employment and Change in Control Benefits
COMPENSATION OF DIRECTORS
EQUITY COMPENSATION PLANS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ADDITIONAL INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
COST AND MANNER OF SOLICITATION
Appendix A
HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

HASBRO, INC.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

Time:

11:00 a.m. local time

Date:

Thursday, May 22, 2008

Place:

Hasbro, Inc. Corporate Offices
1027 Newport Avenue
Pawtucket, Rhode Island 02862

Purpose:

•	Elect thirteen directors.

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Hasbro’s Board of Directors recommends that you vote your shares “FOR” each of the nominees for director and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2008.

•	Shareholders of record of Hasbro common stock at the close of business on March 28, 2008 may vote at the meeting.

•	You are cordially invited to attend the meeting to vote your shares in person. If you are not able to do so, you may vote by Internet, by telephone or by mail. See the proxy statement for specific instructions. Please vote your shares.

By
Order of the Board of Directors

Barry Nagler
Secretary

Dated: April 9, 2008

HASBRO, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02862

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 22, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why are these materials being made available to me?

A:	The Board of Directors (the “Board”) of Hasbro, Inc. (the “Company” or “Hasbro”) is making these proxy materials available to you on the Internet, or sending printed proxy materials to you in certain situations, including upon your request, beginning on or about April 9, 2008, in connection with Hasbro’s 2008 Annual Meeting of Shareholders (the “Meeting”), and the Board’s solicitation of proxies in connection with the Meeting. The Meeting will take place at 11:00 a.m. local time on Thursday, May 22, 2008 at Hasbro’s corporate offices, 1027 Newport Avenue, Pawtucket, Rhode Island 02862. The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of Hasbro’s most highly paid executive officers and directors, and certain other required information. Hasbro’s 2007 Annual Report to Shareholders is also available to shareholders on the Internet and a printed copy will be mailed to shareholders upon their request.

Q:	What proposals will be voted on at the Meeting?

A:	There are two proposals scheduled to be voted on at the Meeting:

• Election of thirteen directors.

• Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2008.

Q:	Why did I receive a notice of the Internet availability of Hasbro’s proxy materials (the “Notice”) this year, instead of a full set of printed proxy materials like I did last year?

A:	New rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every shareholder. We have sent a Notice of the availability of the proxy materials on the Internet to all of our shareholders who were not mailed a full set of the proxy materials. Because of certain legal requirements, shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan were still mailed a full set of proxy materials this year. All of our other shareholders may access our proxy materials over the Internet using the directions set forth in the Notice. In addition, by following the instructions in the Notice, any shareholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice of the Internet availability of our proxy materials to shareholders, instead of automatically sending a full set of printed copies to all shareholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

Q:	How do I access Hasbro’s proxy materials online?

A:	The Notice of Internet availability of the proxy materials provides instructions for accessing the proxy materials for the Meeting over the Internet, and includes the Internet address where those materials are available. Hasbro’s proxy statement for the Meeting and 2007 Annual Report to Shareholders can be viewed on Hasbro’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=68329&p=irol-shareholder.

Q:	How do I request a paper copy of the proxy materials?

A:	Paper copies of Hasbro’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

Q:	What shares owned by me can be voted?

A:	All shares of the Company’s common stock, par value $.50 per share (“Common Stock”) owned by you as of March 28, 2008, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Hasbro’s Dividend Reinvestment and Cash Stock Purchase Program and (2) held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Hasbro shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the shareholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Hasbro’s Transfer Agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to Hasbro or to vote in person at the Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Meeting.

Q:	How can I attend the Meeting?

A:	You may attend the Meeting if you are listed as a shareholder of record as of March 28, 2008 and bring proof of your identification. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of March 28, 2008, or a legal proxy if you wish to vote your shares in person at the Meeting. In addition to the items mentioned above, you should bring proof of your identification.

Q:	How can I vote my shares in person at the Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of your identification to the meeting. Shares beneficially owned may be voted by you if you receive and present at the Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Meeting, we recommend that you also vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Meeting or are otherwise unable to attend.

Q:	How can I vote my shares without attending the Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Telephone — You may submit your proxy by following the telephone voting instructions on the Notice you received or by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that for Hasbro shareholders, other than those shareholders holding their shares through the Hasbro 401(k) Retirement Savings Plan who are all being mailed a printed set of proxy materials, you will only be mailed a printed proxy card or printed voting instruction card if you request that such printed materials be sent to you by following the instructions in the Notice for requesting paper copies of the proxy materials.

Q:	How are votes counted?

A:	Each share of Common Stock entitles its holder to one vote on all matters to come before the Meeting, including the election of directors. In the election of directors, for each of the nominees you may vote “FOR” such nominee or your vote may be “WITHHELD” with respect to such nominee. For the ratification of the selection of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it has the same effect as a vote “AGAINST” the proposal.

If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of the Board. Similarly, if you sign and submit your proxy card or voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a shareholder of record and do not either vote via the Internet, via telephone, or return a signed proxy card, your shares will not be voted.

If you are a beneficial shareholder and do not vote via the Internet, telephone, or by returning a signed voting instruction card, your shares may be voted in situations where brokers have discretionary voting authority over the shares. Discretionary voting authority is permitted on the proposals for the election of directors and the ratification of the selection of KPMG as the independent registered public accounting firm for 2008.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your proxy instructions at any time prior to the vote at the Meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Secretary of the Company or by attending the Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice of the Internet availability of proxy materials, or more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, or proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish final voting results in a Current Report on Form 8-K within a few days following the Meeting and in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Q:	What is the quorum for the Meeting?

A:	Holders of record (the “Shareholders”) of the Common Stock on March 28, 2008 are entitled to vote at the Meeting or any adjournments thereof. As of that date there were 139,856,065 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are counted as present at the Meeting for purposes of determining whether there is a quorum at the Meeting. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

Q:	What happens if I have previously consented to electronic delivery of the proxy statement and other annual meeting materials?

A:	If you have previously consented to electronic delivery of the annual meeting materials you will receive an email notice with instructions on how to access the proxy statement, notice of meeting and annual report on the Company’s website, and in the case of the proxy card, on Computershare’s website. The notice will also inform you how to vote your proxy over the Internet. You will receive this email notice at approximately the same time paper copies of the Notice of Internet availability of the proxy materials, or annual meeting materials are mailed to shareholders who have not consented to receive materials electronically. Your consent to receive the annual meeting materials electronically will remain in effect until you specify otherwise.

Q:	If I am a shareholder of record how do I consent to receive my annual meeting materials electronically?

A:	Shareholders of record that choose to vote their shares via the Internet will be asked to choose a delivery preference prior to voting their shares. After entering the access information requested by the electronic voting site, click “Login” and then respond as to whether you would like to receive proxy material via electronic delivery. If you would like to receive future proxy materials electronically click the applicable button, enter and verify your current email address and then click “Continue”. During the year, shareholders of record may sign up to receive their annual meeting materials electronically over the Internet. To sign up registered shareholders can go to the website www.computershare.com/us/ecomms. Shareholders of record with multiple Hasbro accounts will need to consent to electronic delivery for each account separately.

ELECTION OF DIRECTORS

(Proposal No. 1)

Thirteen directors are to be elected at the Meeting. All of the directors elected at the Meeting will serve until the 2009 Annual Meeting of Shareholders (the “2009 Meeting”), and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors to serve until the 2009 Meeting the persons named in the table below. All of the nominees are currently directors of the Company. Claudine B. Malone, whose term as a director expires at the Meeting, is retiring and is not standing for re-election. The shareholders are not being asked to elect a fourteenth director at the Meeting and the proxies cannot be voted for more than thirteen directors at the Meeting.

Unless otherwise specified in your voting instructions, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.

The following table sets forth as to each nominee for election at the Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) other directorships of publicly-held companies or investment companies; and (v) period of service as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Nominees for Terms Expiring in 2009
Basil L. Anderson	63	Vice Chairman, Staples, Inc. (office supply company) from 2001 until March 2006. Prior thereto, Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company (consumer products company) since 1996. Director of Becton, Dickinson and Company, CRA International, Inc., Moody’s Investors Service, Inc. and Staples, Inc.	2002
Alan R. Batkin	63	Vice Chairman, Eton Park Capital Management, L.P. (global, multi-disciplinary investment firm) since 2007. Prior thereto, Vice Chairman, Kissinger Associates, Inc. (strategic consulting firm) from 1990 until 2007. Director of Diamond Offshore Drilling, Inc., Overseas Shipholding Group, Inc. and Cantel Medical Corp.	1992
Frank J. Biondi, Jr.	63	Senior Managing Director, WaterView Advisors LLC (private equity fund specializing in media) since 1999. Director of Amgen, Inc., Cablevision Systems Corporation, The Bank of New York Mellon and Seagate Technology.	2002
Kenneth A. Bronfin	48	President of Hearst Interactive Media (the interactive media division of diversified media company Hearst Corporation) since 2002. Prior thereto, Deputy Group Head of Hearst Interactive Media since 1996.	2008

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

John M. Connors, Jr.	65	Chairman Emeritus of Hill, Holliday, Connors, Cosmopulos, Inc. (full-service advertising agency) since 2006. Chairman of Hill, Holliday, Connors, Cosmopulos, Inc. from 1995 until 2006, during which time Mr. Connors also served as President and Chief Executive Officer until 2003. Director of Covidien Ltd.	2004
Michael W.O. Garrett	65	Served in a number of positions with Nestlé S.A. (international food and beverage company), most recently as Executive Vice President of Nestlé S.A. responsible for Asia, Africa, the Middle East and Oceania until 2005. Board member of the Nestlé company in India and non-executive director on the boards of Gottex Fund Management Holdings Ltd., Prudential PLC, UK and the Bobst Group in Switzerland.	2005
E. Gordon Gee	64	President, The Ohio State University, since 2007. Prior thereto, Chancellor, Vanderbilt University since 2000. Director of Gaylord Entertainment Company, The Limited, Inc. and Massey Energy Company.	1999
Brian Goldner	44	Chief Operating Officer of Hasbro since 2006. Prior thereto, President, U.S. Toys Segment from 2003 to 2006. Effective May 22, 2008, Alfred J. Verrecchia will retire as President and Chief Executive Officer of Hasbro and Mr. Goldner will succeed Mr. Verrecchia in these roles.	2008
Jack M. Greenberg	65	Chairman of The Western Union Company (funds transfer company) since 2006. Chief Executive Officer of McDonald’s Corporation (restaurant franchiser) from August 1998 to December 2002. Chairman of the Board of McDonald’s Corporation from May 1999 until December 2002. Director of The Allstate Corporation, InnerWorkings, Inc., Manpower, Inc. and The Western Union Company.	2003
Alan G. Hassenfeld	59	Chairman of the Board of Hasbro since 1989. Prior to May 2003, Chairman of the Board and Chief Executive Officer since 1999. Prior thereto, Chairman of the Board, President and Chief Executive Officer since 1989. Effective May 22, 2008, Alfred J. Verrecchia will become Chairman of the Board of Hasbro. Mr. Hassenfeld will remain on the Board as a director. Director of salesforce.com, inc.	1978
Edward M. Philip	42	Managing General Partner, Highland Consumer Fund (consumer oriented private equity fund) since 2006. Prior thereto, President and Chief Executive Officer of Decision Matrix Group, Inc. (research and consulting firm) from May 2004 to November 2005. Prior thereto, Senior Vice President of Terra Networks, S.A. (global internet company) from October 2000 to January 2004.	2002

		Positions with Company,	Has Been
		Principal Occupation and	A Director
Name	Age	Other Directorships	Since

Paula Stern	63	Chairwoman, The Stern Group, Inc. (international advisory firm in the areas of business and government strategy) since 1988. Director of Avon, Inc.	2002
Alfred J. Verrecchia	65	President and Chief Executive Officer of Hasbro since May 2003. Prior thereto, President and Chief Operating Officer from 2001 to May 2003. Prior thereto, President, Chief Operating Officer and Chief Financial Officer from 2000 to 2001. Effective May 22, 2008, Alfred J. Verrecchia will retire as President and Chief Executive Officer of Hasbro and Mr. Goldner will succeed Mr. Verrecchia in these roles. Director of FM Global.	1992

Mr. Verrecchia and Mr. Goldner also serve as an officer and/or director of a number of the Company’s subsidiaries at the request and convenience of the Company.

Vote Required.  The affirmative vote of a majority of those shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the election of directors is required to elect directors. As such, a withhold vote is effectively a vote against a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE THIRTEEN NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Code of Conduct

Hasbro has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code of Conduct addresses such issues as conflicts of interest, protection of confidential Company information, financial integrity, compliance with laws, rules and regulations, insider trading and proper public disclosure. Compliance with the Code of Conduct is mandatory for all Company employees, officers and directors. Any violation of the Code of Conduct can subject the person at issue to a range of sanctions, including dismissal.

The Code of Conduct is available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.” Although the Company generally does not intend to provide waivers of, or amendments to, the Code of Conduct for its Chief Executive Officer, Chief Financial Officer, Controller, or any other officers, directors or employees, information concerning any waiver of, or amendment to, the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Controller, or any other executive officer or director of the Company, will be promptly disclosed on the Company’s website in the location where the Code of Conduct is posted.

Corporate Governance Principles

Hasbro has adopted a set of Corporate Governance Principles which address qualifications for members of the Board of Directors, director responsibilities, director access to management and independent advisors, director compensation and many other matters related to the governance of the Company. The Corporate Governance Principles are available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.”

Director Independence

Hasbro’s Board has adopted Standards for Director Independence (the “Independence Standards”) in accordance with the New York Stock Exchange’s corporate governance listing standards. The Independence Standards specify criteria used by the Board in making determinations with respect to the independence of its members and include strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent auditor.

The Independence Standards restrict commercial relationships between directors and the Company and include the consideration of other relationships with the Company, including charitable relationships, in making independence determinations. Using the Independence Standards, the Board has determined that each of the following directors are independent and have no relationships which impact an independence determination under the Company’s Independence Standards: Basil L. Anderson, Alan R. Batkin, Frank J. Biondi, Jr., Kenneth A. Bronfin, John M. Connors, Jr., Michael W.O. Garrett, E. Gordon Gee, Jack M. Greenberg, Claudine B. Malone, Edward M. Philip and Paula Stern.

Of the Company’s directors who were determined to be independent, there were only three directors who had relationships which needed to be considered by the Board. Mr. Greenberg was Chairman and Chief Executive Officer of McDonald’s Corporation through December 31, 2002. To date Mr. Greenberg remains an employee of McDonald’s. The Company and McDonald’s are party to certain arrangements pursuant to which (i) the Company licenses its intellectual property to McDonald’s for use in promotions, (ii) the Company sells certain products to McDonald’s and (iii) McDonald’s licenses its brand to the Company for the use in certain Company products. The payments from the Company to McDonald’s and from McDonalds’ to the Company pursuant to these arrangements do not rise to the levels which would raise an issue under the Company’s independence standards. The Company uses applicant tracking and recruitment software and services provided by Vurv Technologies, Inc. (“Vurv”). Jim Philip, a shareholder of Vurv, is the brother of Edward M. Philip. The payments from the Company pursuant to this arrangement also do not meet the thresholds set in the Company’s independence standards. The arrangement with Vurv is described in more detail on page 14 of this proxy statement. Mr. Bronfin is President of Hearst Interactive Media, the interactive media division of diversified media company Hearst Corporation. The Company’s media placement firm, MediaCom, places some advertising with entities within the Hearst Corporation family, but the aggregate payments associated with any such advertising placement for any fiscal year are well below the threshold set in the Company’s Independence Standards of 2% of Hearst’s consolidated gross revenues.

The only three members of the Company’s Board who were determined not to be independent were Alan G. Hassenfeld (formerly an executive officer of the Company), Alfred J. Verrecchia (current President and Chief Executive Officer of the Company) and Brian Goldner (current Chief Operating Officer of the Company). The Independence Standards are available on Hasbro’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance” and a copy is also attached as Appendix A to this proxy statement.

Board Meetings and Director Attendance at the Annual Meeting

During 2007, the Board held seven meetings. All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2007 and (ii) the meetings of any committees held during their tenure as members of such committees during 2007. Although the Company does not have a formal policy requiring attendance of directors at the annual meeting of shareholders, the expectation of the Company and the Board is that all directors will attend the annual meeting of shareholders unless conflicts prevent them from attending. All twelve members of the Board who were members as of the 2007 Annual Meeting of Shareholders attended the 2007 Annual Meeting of Shareholders.

Presiding Non-Management Director and Communicating with the Board

Executive sessions of the independent members of the Company’s Board are presided over by the presiding director (the “Presiding Director”). Jack M. Greenberg currently serves as the Presiding Director, a position which is typically rotated on an annual basis among the Chairs of the Audit, Compensation, Finance and Nominating, Governance and Social Responsibility Committees. Effective on May 22, 2008, John M. Connors, Jr. is scheduled to become the Presiding Director. Interested parties may contact the Presiding Director confidentially by sending correspondence to c/o Presiding Director, Hasbro, Inc., P.O. Box 495, Pawtucket, Rhode Island 02860. Persons may also contact the Board as a whole through the Presiding Director in the manner set forth in the preceding sentence.

Board Committees

Audit Committee.  The Audit Committee of the Board, which currently consists of Basil L. Anderson (Chair), Michael W.O. Garrett, Claudine B. Malone and Edward M. Philip, held eleven meetings in 2007. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor and assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, the financial reports provided by the Company, the Company’s systems of internal accounting and financial controls, and the quarterly review and annual independent audit of the Company’s financial statements. The current Audit Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.”

The Board has determined that each member of the Audit Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. The Board has determined that three of the four current Audit Committee members (Basil L. Anderson, Claudine B. Malone and Edward M. Philip) qualify as Audit Committee Financial Experts, as such term is defined in the rules and regulations promulgated by the United States Securities and Exchange Commission.

The Board does not have a policy setting rigid limits on the number of audit committees on which a member of the Company’s Audit Committee can serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on the Company’s Audit Committee. One member of the Company’s Audit Committee, namely Mr. Anderson, serves on more than three public company audit committees. The Board has made a determination that such simultaneous service does not impair Mr. Anderson’s service on the Company’s Audit Committee.

Compensation Committee.  The Compensation Committee of the Board, which currently consists of John M. Connors, Jr. (Chair), Frank J. Biondi, Jr. and E. Gordon Gee, held six meetings in 2007. The Compensation Committee is responsible for establishing and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, is authorized to make grants and awards under the Company’s employee stock equity plans and shares responsibility for evaluation of the Company’s Chief Executive Officer with the Nominating, Governance and Social Responsibility Committee.

The current Compensation Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.” The Board has determined that each member of the Compensation Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards. For a further description of the Compensation Committee and its composition please see the Compensation Committee Report on page 15 of this proxy statement.

Executive Committee.  The Executive Committee of the Board, which currently consists of Alan G. Hassenfeld (Chair), Basil L. Anderson, John M. Connors, Jr., Jack M. Greenberg, Edward M. Philip and Alfred J. Verrecchia, did not meet in 2007. The Executive Committee acts on such matters as are specifically assigned to it from time to time by the Board and is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to the adoption of amendments to the Company’s Articles of Incorporation or By-laws, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The current Executive Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.”

Finance Committee.  The Finance Committee of the Board, which currently consists of Edward M. Philip (Chair), Kenneth A. Bronfin, Jack M. Greenberg and Claudine B. Malone, met three times during 2007. The Finance Committee assists the Board in overseeing the Company’s annual and long-term financial plans, capital structure, use of funds, investments, financial and risk management and proposed significant transactions. The current Finance Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.” The Board has determined that each member of the Finance Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.

Nominating, Governance and Social Responsibility Committee.  The Nominating, Governance and Social Responsibility Committee of the Board (the “Nominating Committee”), which currently consists of Jack M. Greenberg (Chair), Alan R. Batkin, John M. Connors, Jr. and Paula Stern, met four times in 2007. The Nominating Committee identifies and evaluates individuals qualified to become Board members and makes recommendations to the full Board for possible additions to the Board and on the director nominees for election at the Company’s annual meeting. The Nominating Committee also oversees and makes recommendations regarding the governance of the Board and the committees thereof, including the Company’s governance principles, Board and Board committee evaluations and shares with the Compensation Committee responsibility for evaluation of the Chief Executive Officer.

In addition, the Nominating Committee periodically reviews, and makes recommendations to the full Board with respect to, the compensation paid to non-employee directors for their service on the Company’s Board, including the structure and elements of non-employee director compensation. In structuring the Company’s director compensation, the Nominating Committee seeks to attract and retain talented directors who will contribute significantly to the Company, fairly compensate directors for their work on behalf of the Company and align the interests of directors with those of stockholders. As part of its review of director compensation, the Nominating Committee reviews external director compensation benchmarking studies to assure that director compensation is set at reasonable levels which are commensurate with those prevailing at other comparable companies and that the structure of the Company’s non-employee director compensation programs is effective in attracting and retaining highly qualified directors. Beginning in 2006 the Company eliminated stock options as part of its non-employee director compensation program and is instead granting its non-employee directors annual stock awards. The Nominating Committee recommended, and the full Board approved, this change to the Company’s non-employee director compensation program because they believed stock awards would be more effective in aligning the interests of the non-employee directors with those of stockholders. Also in 2006, the Company adopted director stock ownership guidelines which require that a director may not sell any shares of the Company’s common stock, including shares acquired as part of the yearly equity grant, until the director holds shares of common stock with a value equal to at least five times the current non-employee directors’ annual retainer (currently requiring holdings with a value of $275,000). The grant date value of the stock awards to directors in May of 2007 was $90,000. The grant date value of the stock awards to be made in May of 2008 will be $105,000. The value of the annual stock awards for 2008 was increased following a general market review of director compensation of comparable companies conducted by the Nominating Committee in the fall of 2007.

Further, the Nominating Committee oversees the Company’s codes of business conduct and ethics, and analyzes issues of social responsibility and related corporate conduct, including sustainability, philanthropy and transparency. The current Nominating, Governance and Social Responsibility Committee Charter adopted by the Board is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.” The Board has determined that each member of the Nominating Committee meets both the Company’s Independence Standards and the requirements for independence under the New York Stock Exchange’s corporate governance listing standards.

In making its nominations for election to the Board the Nominating Committee seeks candidates who meet the current challenges and needs of the Board. As part of this process the Committee considers a number of factors, including, among others, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience, and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. The Nominating Committee will consider nominees recommended by shareholders for election to the Board if such nominations are made in accordance with the process set forth in the following pages under “Shareholder Proposals and Director Nominations”.

The Nominating Committee uses multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by shareholders and input from third-party executive search firms. Third-party executive search firms assist the Committee by identifying candidates with expertise and experience relevant to the Company’s business who are interested in serving on the Company’s Board. The Nominating Committee will consider and evaluate candidates recommended by shareholders on the same basis as candidates recommended by other sources.

Mr. Goldner and Mr. Bronfin are being nominated for election to the Board by the Company’s shareholders for the first time at the Meeting. Mr. Goldner was appointed to the Board effective February 7, 2008. As part of its succession planning, the Board designated that Mr. Goldner would succeed Mr. Verrecchia as President and Chief Executive Officer of the Company upon Mr. Verrecchia’s planned retirement from those positions on May 22, 2008. Mr. Goldner was appointed to the Board in February 2008 in preparation for his planned elevation to President and Chief Executive Officer.

Mr. Bronfin was appointed to the Board effective March 1, 2008. Mr. Bronfin’s appointment followed a search conducted with the assistance of a third party executive search firm. The third party search firm assisted the Board by identifying candidates with expertise and experience relevant to the Company’s business who were interested in serving on the Company’s Board. Existing members of the Board also recommended potential candidates for evaluation whom they felt possessed relevant expertise and experience. Mr. Bronfin was initially identified as a potential Board candidate by the Company’s executive search firm. The Nominating Committee evaluated Mr. Bronfin, as well as other potential Board candidates, including other candidates identified by the third party search firm. Upon completion of its evaluation, the Nominating Committee recommended Mr. Bronfin to the Board and the Board unanimously voted to appoint Mr. Bronfin as a director.

As of December 18, 2007 (the date that is 120 calendar days before the first anniversary of the release date of the proxy statement for the Company’s last Annual Meeting of Shareholders) the Nominating Committee had not received a recommended nominee for election to the Board in 2008 from an individual shareholder, or group of shareholders, who beneficially owned more than 1% of the Company’s Common Stock.

Additional Availability of Corporate Governance Materials

In addition to being accessible on the Company’s website, copies of the Company’s Code of Conduct, Corporate Governance Principles and the charters of the five Committees of the Board of Directors are all available free of charge to any shareholder upon request to the Company’s Senior Vice President, General Counsel and Secretary, c/o Hasbro, Inc., 1011 Newport Avenue, P.O. Box 1059, Pawtucket, Rhode Island 02862.

Shareholder Proposals and Director Nominations

General Shareholder Proposals

Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company’s 2009 annual meeting must be received by the Secretary of the Company at the Company’s executive offices no later than December 11, 2008 (the date that is 120 calendar days before the anniversary of the release date of the proxy statement relating to the 2008 Annual Meeting of Shareholders). The address of the Company’s executive offices is 1011 Newport Avenue, Pawtucket, Rhode Island 02862. Such proposals must also comply with the other requirements of the rules of the United States Securities and Exchange Commission relating to shareholder proposals.

With the exception of the submission of director nominations for consideration by the Nominating Committee, which must be submitted to the Company in the manner described below, any new business proposed by any shareholder to be taken up at the 2009 annual meeting, but not included in the proxy statement or proxy relating to that meeting, must be stated in writing and filed with the Secretary of the Company no later than 150 days prior to the date of the 2009 annual meeting. Except for shareholder proposals made pursuant to the preceding paragraph, the Company will retain discretion to vote proxies at the 2009 annual meeting with respect to proposals received prior to the date that is 150 days before the date of such meeting, provided (i) the Company includes in its 2009 annual meeting proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

Director Nominations

The Company’s By-laws provide that shareholders may themselves nominate directors for consideration at an annual meeting provided they give notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the one-year anniversary date of the immediately preceding annual meeting and provide specified information regarding the proposed nominee and each shareholder proposing such nomination. Nominations made by shareholders in this manner are eligible to be presented by the shareholder to the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

To be considered by the Nominating Committee, director nominations must be submitted to the Senior Vice President, General Counsel and Secretary of the Company at the Company’s executive offices, 1011 Newport Avenue, Pawtucket, Rhode Island 02862 at least 120 days prior to the one-year anniversary of the release to the Company’s shareholders of the proxy statement for the preceding year’s annual meeting. As such, director nominations to be considered for the Company’s 2009 Annual Meeting of Shareholders must be submitted no later than December 11, 2008. The Nominating Committee is only required to consider recommendations made by shareholders, or groups of shareholders, that have beneficially owned at least 1% of the Company’s Common Stock for at least one year prior to the date the shareholder(s) submit such candidate to the Nominating Committee and who undertake to continue to hold at least 1% of the Company’s Common Stock through the date of the next annual meeting. In addition, a nominating shareholder(s) may only submit one candidate to the Nominating Committee for consideration.

Submissions to the Nominating Committee should include (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) confirmation that the candidate is independent under the Company’s Independence Standards and the rules of the New York Stock Exchange, or if the candidate is not independent under all such criteria, a description of the reasons why the candidate is not independent; and (b) as to the shareholder(s) giving the notice (i) the name and record address of such shareholder(s) and each participant in any group of which such shareholder is a member, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder(s) and each participant in any group of which such shareholder is a member, (iii) if the nominating shareholder is not a record holder of the shares of capital stock of the Company, evidence of ownership as provided in Rule 14a-8(b)(2) under the Exchange Act, (iv) a description of all arrangements or understandings between such shareholder(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder(s), and (v) any other information relating to such shareholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Nominating Committee may require that any proposed nominee for election to the Board furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The written notice from the nominating shareholder specifying a candidate to be considered as a nominee for election as a director must be accompanied by a written consent of each proposed nominee for director. In this written consent the nominee must consent to (i) being named as a nominee for director, (ii) serve as a director and represent all shareholders of the Company in accordance with applicable laws and the Company’s Articles of Incorporation, By-laws and other policies if such nominee is elected, (iii) comply with all rules, policies or requirements generally applicable to non-employee directors of the Company, and (iv) complete and sign customary information requests upon the request of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has a policy that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or nominee for election as a director, must be reviewed and approved or ratified by the Company’s full Board, excluding any director interested in such transaction. All other related party transactions which would require disclosure under Item 404(a), including, without limitation, those involving executive officers of the Company, must be reviewed and approved or ratified by either the Company’s full Board or a committee of the Board which has been delegated with such duty. Any such related party transactions will only be approved or ratified if the Board, or the applicable committee of the Board, determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest which would be detrimental to the Company. This policy is contained in Section 20, entitled “Code of Conduct; Conflicts of Interest and Related Party Transactions” of the Company’s Corporate Governance Principles. Although the Company adopted this policy in 2007, all of the transactions disclosed below, even those entered into before this policy was adopted, have been reviewed and approved or ratified by the Company’s Board.

The Company’s wholly-owned subsidiary, Hasbro Canada Corporation (“Hasbro Canada”), leases an office and warehouse facility from Central Toy Manufacturing Inc. (“CTM”), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld, a former director of the Company and mother of the Company’s Chairman, Alan G. Hassenfeld, is executrix and a beneficiary of the estate of Merrill Hassenfeld. During 2003 a new lease was signed for a six-year term ending on January 31, 2010, with one three-year renewal option that Hasbro Canada can exercise at the end of the term. The new lease also provided Hasbro Canada with a right to terminate the lease on January 31, 2007, or at any time thereafter, upon six months’ written notice. The rent provided for in this six-year lease is $525,000 Canadian per year (approximately $535,000 U.S. at exchange rates in effect at the end of 2007). In accordance with this new lease, total rent paid by Hasbro Canada to CTM for the lease of the office and warehouse facility in 2007 was approximately $535,000 U.S. at exchange rates in effect at the end of 2007. In management’s opinion, this lease is on terms at least as favorable as would otherwise presently be obtainable from unrelated parties.

Lucas Licensing Ltd. (“Licensing”) and Lucasfilm Ltd. (“Film” and together with “Licensing”, “Lucas”) formerly owned exercisable warrants to purchase an aggregate of 15,750,000 shares of Common Stock. These warrants were issued to Lucas in connection with arms-length negotiations between Lucas and the Company pursuant to which the Company obtained certain licensed rights related to the STAR WARS properties. In January 2003, the Company amended its license with Licensing for the manufacture and distribution of STAR WARS toys and games. Under the amended agreement the term was extended by ten years and is expected to run through 2018. In addition, the minimum guaranteed royalties due to Licensing were reduced by $85 million. In a separate agreement, the warrants previously granted to Lucas were also amended. Under this warrant amendment, the terms of each of the warrants issued to Lucas were extended by ten years. The warrant amendment agreement also provided the Company with an option through October 2016 to purchase all of these warrants from Lucas for a price to be paid at the Company’s election of either $200 million in cash or $220 million in Common Stock, such stock being valued at the time of the exercise of the option. The Company exercised this right in May of 2007 and repurchased all of the warrants for Common Stock held by Lucas for $200 million in cash. Lucas no longer holds any warrants for Common Stock. In fiscal 2007, the Company paid an aggregate of approximately $6.1 million in royalties to Licensing pursuant to license agreements entered into at arms length in the ordinary course of business.

In December 2005 the Company entered into a three-year arrangement with Vurv Technologies, Inc. (formerly Recruitmax Software, Inc.) (“Vurv”) pursuit to which Vurv supplies the Company with applicant tracking and recruitment software and services. Under this agreement the Company expects to pay Vurv approximately $292,000 over the course of the three-year term. In fiscal 2007 the Company paid Vurv $57,143 of the total estimated fee of $292,000 (the Company had previously paid an aggregate of $144,345 in fiscal 2005 and fiscal 2006). Jim Philip, who is a shareholder of Vurv, is the brother of Edward M. Philip, one of the Company’s directors.

Alfred J. Verrecchia, the Company’s President and Chief Executive Officer, is Chairman of Lifespan, a hospital holding company. Three of Lifespan’s member hospitals are the Hasbro Children’s Hospital, the Bradley Hospital and the Miriam Hospital. In fiscal 2007, the Company provided approximately $830,000 in aggregate of money and in-kind donations to the Hasbro Children’s Hospital, the Bradley Hospital and the Miriam Hospital. Michael Verrecchia, son of Alfred J. Verrecchia, is employed by the Company as a Director of Marketing. For fiscal 2007, Michael Verrecchia was paid an aggregate salary and bonus of $177,324.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of the Company’s Board is responsible for reviewing, approving and overseeing the compensation and benefits for the Company’s senior management, including all of the Company’s executive officers, and is authorized to make grants and awards under the Company’s employee stock equity plans. The Committee operates under a written charter which has been established by the Company’s Board. The current Compensation Committee charter is available on the Company’s website at www.hasbro.com, under “Corporate Information — Investors — Corporate Governance.”

The Committee is composed solely of persons who are both “Non-Employee Directors,” as defined in Rule 16b-3 of the rules and regulations of the United States Securities and Exchange Commission, and “outside directors,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has determined that each member of the Committee is independent under the Company’s Independence Standards and the requirements of the New York Stock Exchange’s corporate governance listing standards.

The following section of this proxy statement, entitled “Compensation Discussion and Analysis”, contains disclosure regarding the philosophy, policies and processes utilized by the Compensation Committee in reviewing and approving the compensation and benefits of the Company’s executive officers.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis which follows this report.

Based on its review and discussions with management, the Committee recommended to the Company’s full Board and the Board has approved the inclusion of the Compensation Discussion and Analysis in this proxy statement for the Meeting and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the year ended December 30, 2007.

Report issued by John M. Connors, Jr. (Chair), Frank J. Biondi, Jr. and E. Gordon Gee as the members of the Compensation Committee of the Board as of the 2007 fiscal year end.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2007 Policies and Compensation

The Company is a worldwide leader in children’s and family leisure-time and entertainment products and services, including the design, manufacture and marketing of games, toys and children’s consumer electronic products. As a family entertainment company, the Company looks at a broad range of consumer products, entertainment and general industry companies as business competitors, including in the hiring and retention of employees and executives. In the family entertainment and consumer products markets where the Company competes for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation package.

The Company utilizes two overarching principles in structuring its executive compensation program.

First, a significant portion of an executive’s overall compensation opportunity should be at risk and based upon the performance of the Company. The Company believes that the primary responsibility of the Company’s executive team is to drive the performance of the Company and create value for the Company’s shareholders and other stakeholders. As a result, if the Company fails to achieve its financial goals, and/or if the Company’s share price does not rise, significant portions of the total executive compensation package should not be, and are not, realized. The Company implements this principle by using variable compensation elements, such as management incentive plan awards and equity awards, as a major component of the total executive compensation package.

Second, the Company seeks predominately to reward overall performance by the Company, or its major business units, and only to a lesser extent to reward individual executive performance. The Company believes this is appropriate to foster an environment of team work and to maximize the performance of the Company as a whole, as opposed to individuals within the Company. As a result, the two most significant variable components of the Company’s executive compensation, namely management incentive plan awards and equity awards, are most heavily weighted to achievement of Company goals and Company performance. The incentive plan awards reward achievement of stated Company and business unit financial metrics, with individual performance playing a smaller role. Equity awards also reward achievement of Company goals and Company stock price appreciation.

Consistent with these principles, and in light of the Company’s record performance in fiscal 2007, which was the seventh year in a row of strong performance by the Company, the executive officers of the Company received significant value for 2007 from the variable elements of their compensation packages, including the management incentive awards and long-term equity awards.

For fiscal 2007, the Company reported $333 million in net earnings, an increase of over $100 million from the reported net earnings for fiscal 2006. 2007 was the third consecutive year of record net earnings for the Company. In addition, fiscal 2007 represented the seventh consecutive year of growth in the Company’s earnings per share before the cumulative effect of accounting changes. In 2007, the Company’s worldwide net revenues increased 22% to $3.8 billion and the Company generated $601.8 million in operating cash flow. This performance in 2007 was achieved against a backdrop of difficult economic and retail challenges.

The Company’s excellent performance over the last several years has had a significant impact on the realization of value from the variable components of the Company’s executive compensation package at the end of a fiscal year. The Committee continues to structure the Company’s compensation program in a way it believes appropriately rewards excellent performance and maximizes future performance.

Executive Compensation Philosophy and Objectives

In structuring the compensation of the Company’s executive officers, including the five named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis, the Company’s fundamental objectives are to:

•	Attract and retain talented executives who can contribute significantly to the achievement of the Company’s goals,

•	Align the interests of the Company’s executives with the medium and long-term goals of the Company and the Company’s shareholders, employees and other stakeholders,

•	Focus executives on achievement of the Company’s goals in a manner that fosters team performance and a team focus,

•	Reward superior performance by the Company and its business units as a whole, and to a lesser extent superior individual performance, and

•	Accomplish these objectives effectively while managing the total cost of the Company’s executive compensation program.

Designing the Executive Compensation Program at Hasbro

Hasbro’s executive compensation program is structured with input, analysis, review and/or oversight from a number of sources. Those sources include the:

•	Compensation Committee of the Company’s Board of Directors (the “Committee”),

•	Benchmarking studies and other comparative compensation information,

•	Outside compensation consultants,

•	Company’s Chief Executive Officer, and

•	Company’s Human Resources Department.

In designing the fiscal 2007 executive compensation program, the Company reviewed benchmarking information to establish reference points for: (i) base salaries, (ii) management incentive awards, and (iii) total target cash compensation (comprised of base salaries and management incentive awards together). For purposes of establishing reference points for base salaries, management incentive awards and total target cash compensation the

Company reviewed the Hewitt Executive Total Compensation Measurement Survey, prepared by Hewitt Associates, LLP, and Towers Perrin’s Executive Compensation Databank. Within these surveys the Company focused on the following types of companies: (i) companies in the general industry category with total annual revenues ranging from $3 billion to $6 billion within Towers Perrin’s Executive Compensation Databank, and (ii) approximately 48 consumer products and consumer facing companies, with annual revenues ranging from $1 to $56 billion within the Hewitt Executive Total Compensation Measurement Survey.

The Company does not benchmark its equity compensation every year, but does so regularly. In structuring its equity compensation program for fiscal 2006 the Company conducted a detailed review of two benchmarking studies to establish reference points, Towers Perrin’s Executive Compensation Databank, mentioned above, as well the Mercer Wall Street Journal 350 (the “Mercer 350”). Within the Mercer 350 the Company focused on companies in the general industry category with annual revenues ranging between $1 billion and $6 billion. The Company’s equity compensation program for fiscal 2007 was not changed significantly from the program in fiscal 2006. The Company plans to review additional benchmarking data as necessary to establish reference points for equity compensation in the process of structuring its equity compensation program in future years.

The Company selected the sets of benchmarking data discussed above because they are comprised of a broad range of companies which are considered comparable to and competitive with the Company in terms of the challenges faced by such companies and their executive teams, and the skills and experience required by the executive teams in leading such companies. In reviewing compensation reference points, the Company generally seeks to have a total compensation package for its executive officers that falls between the 50th and 75th percentiles of compensation at comparable benchmarked companies. The Committee believes that this positions the Company’s compensation program at a level that allows the Company to effectively hire, retain and motivate talented executives. This approach also enables the Company to keep the cost of the Company’s executive compensation at a reasonable level as compared to other similar and/or competitive companies.

However, while the Company believes it is important to periodically review benchmarking data to determine how the Company’s executive compensation program compares to the programs used by other comparable companies, such reference points are only one element used in structuring the Company’s executive compensation program and do not trump the Company’s overriding executive compensation program goals of driving Company performance and fairly rewarding executive contributions to the achievement of the Company’s performance goals.

In reviewing the proposed fiscal 2007 compensation program, the Committee worked with Mercer (“Mercer”) who served as an outside compensation consultant for the Committee. Although Mercer has performed work for the Company in the past, in fiscal 2006 and fiscal 2007 Mercer only advised the Committee. For its work with respect to the 2007 compensation program, Mercer was retained by, and reported directly to, the members of the Committee. Mercer advised the Committee with respect to the Committee’s review of the Company’s 2007 executive compensation programs and provided additional information as to whether the Company’s anticipated 2007 executive compensation programs were competitive, and were effective in promoting the performance of the Company’s executives and achievement of the Company’s financial goals.

In addition to the work performed by Mercer for the Committee with respect to the 2007 compensation program, Watson Wyatt Worldwide (“Watson Wyatt”) performed analysis on the Company’s proposed compensation program, including its competitiveness with comparable companies and effectiveness in promoting and rewarding performance and achievement of the Company’s goals, for the Company’s Human Resources department. As part of this work, Watson Wyatt assisted the Company with the preparation of compensation information presented to the Committee at various times, as well as certain of the compensation tables and other information included in the Company’s proxy statement.

The Company’s Chief Executive Officer, Senior Vice President of Human Resources, and Senior Vice President and General Counsel each attend portions of the meetings of the Committee. However, the Committee also regularly considers and discusses issues and the compensation programs without the presence of any officers of the Company.

For Named Executive Officers other than the Chief Executive Officer, as well as for the Company’s other executive officers, the Company’s Chief Executive Officer makes recommendations for each individual’s compensation package to the Compensation Committee. In making these recommendations the Chief Executive Officer considers the individual’s performance, benchmarking information and input from the Company’s Human Resources Department. The Committee then discusses these recommendations with the Chief Executive Officer, both with and without the presence of the Company’s Senior Vice President of Human Resources and outside compensation consultants. The Committee further reviews and discusses these recommendations in executive session without any members of management present. For the Chief Executive Officer, the Committee directly determines the compensation package, receiving input as it deems appropriate from the Company’s Human Resources Department, benchmarking information and the Committee’s outside compensation consultant. The Committee does not receive a recommendation as to the Chief Executive Officer’s compensation from any member of the Company’s management. In addition to being reviewed and approved by the Committee, the compensation package for the Company’s Chief Executive Officer is reviewed and approved by the full Board. The Committee does not delegate, to management or any other parties, its duties to review the Company’s executive compensation programs.

Although the Company considers the requirements of Code Section 162(m), and the accounting treatment of various forms of compensation, in determining the elements of its executive compensation program and, to the extent it is consistent with meeting the objectives of the Company’s executive compensation program, structures such compensation to maximize the ability of the Company to receive a tax deduction for such compensation, the Company feels strongly that maximizing the performance of the Company and its executives is more important than assuring that every element of compensation complies with the requirements for tax deductibility under Section 162(m). The Company selects performance goals under its variable compensation programs that are intended to be objective within the meaning of the Code, such as achieving certain net revenues, operating margin, free cash flow or earnings per share goals. However, in certain situations the Company may feel a particular goal is very important to the Company, even though it is not objective within the meaning of the Code. The Company reserves the right to compensate executives for achievement of such objectives, or to reflect other individual performance measures in an executive’s compensation, even if they do not comply with the requirements of Section 162(m).

The Company does not have a formal policy requiring executives to forfeit compensation, either cash or non-cash, to the Company in the event that there is a financial restatement or some other negative occurrence after such compensation is paid. However, there are legal provisions under the Sarbanes-Oxley Act of 2002 which require forfeiture of some elements of compensation in certain situations. The full Board, the Committee and the Company’s senior management are committed to an environment in which all of the Company’s officers and employees act in accordance with the highest ethical standards and in accordance with all legal and accounting requirements. Any failure to do so will be dealt with on a case by case basis by management, the Committee and the Board, in the manner they deem appropriate.

Primary Elements of 2007 Executive Compensation

Executive compensation for fiscal year 2007 was composed of four primary elements:

•	base salary,

•	management incentive awards,

•	equity awards, and

•	employee benefits.

The Company uses these four elements in the combination it believes appropriately divides the compensation of its executives among fixed and variable components. Some variable compensation is tied to achievement of yearly financial objectives. Other compensation, such as option grants vesting over multiple years and performance share awards with multi-year performance periods, are tied to the achievement of longer-term financial goals and the creation of longer-term shareholder value. The Company seeks to have its overall compensation package significantly comprised of variable performance-based elements. The Company believes this fosters a performance-driven mentality and best serves the interests of the Company and its stakeholders, since the compensation of the Company’s executives is significantly dependent upon achievement of the Company’s financial goals and the creation of shareholder value. Each of these compensation elements is described in detail below.

Base Salary

The salaries for all five of the Company’s Named Executive Officers in fiscal 2007 are included in the Summary Compensation Table that follows this report. Consistent with the Company’s general philosophy of only increasing executive base salaries in the event of changes in responsibility, particular achievements or lack of competitiveness with market compensation offered to executives with similar responsibilities, expertise and experience in other general industry and consumer products companies the Company considers to be comparable and/or competitive with the Company, Mr. Goldner, Mr. Nagler and Mr. Bifulco did not receive increases in base salary during 2007.

Mr. Verrecchia and Mr. Hargreaves did receive increases in base salary in 2007. In light of its review of compensation for Chief Executive Officers at companies deemed comparable to, or competitive with, the Company, the Committee recommended, and the Board approved, an increase in the base salary for Mr. Verrecchia from $1 million to $1.2 million in fiscal 2007. Second, Mr. Hargreaves was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President, Finance and Global Operations and Chief Financial Officer at the beginning of 2007. In connection with this promotion and the increase in Mr. Hargreaves’ responsibilities, the base salary for Mr. Hargreaves was increased from $500,000 to $600,000.

According to the last set of data which the Company reviewed at the end of fiscal 2007, the base salaries for the five Named Executive Officers in fiscal 2007 ranged between the 62nd and the 78th percentiles of base salaries at the benchmarked companies.

Base salaries for new executive officers are initially set at a level the Company determines represents a competitive fixed reward to the executive. By “competitive”, the Company means the reward is sufficient to (i) hire the executive in question, rather than losing that person to a competitive employment opportunity, (ii) retain the executive during their employment with the Company, and (iii) fairly compensate the executive for their responsibilities, skills and work. This is done by evaluating the responsibilities of the position being filled, the experience of the individual being hired and the competitive marketplace for comparable executive talent.

Management Incentive Awards

Summary of 2007 Award Management Incentive Awards

Approximately 20% of the Company’s employees, including all of the Named Executive Officers, received management incentive awards with respect to fiscal 2007. The management incentive award is performance based, with payout of these awards tied to the achievement of specific yearly performance objectives by the Company. The management incentive awards provide short-term performance-based incentive compensation. This is in contrast to equity awards, which although also performance based, are designed to reward achievement of specific performance objectives and/or stock price appreciation over periods longer than one year.

Management incentive awards for the Company’s executive officers for fiscal 2007 were determined under two programs, the 2004 Senior Management Annual Performance Plan (the “Annual Performance Plan”) and the 2007 Management Incentive Plan (“MIP”). Additional detail concerning these two plans, the manner in which awards are structured and administered under the plans, and the differences between the plans, is set forth below. Despite certain differences in the two plans, however, both the Annual Performance Plan and the MIP use the same performance criteria and targets.

The Committee established the fiscal 2007 corporate and business unit performance goals for the Company under these two plans in the first quarter of fiscal 2007. These performance goals were based on the 2007 operating plan and budget approved by the Company’s Board. Setting performance goals involves both selecting the performance metrics that will be used to evaluate bonus eligibility and establishing the performance targets for each of those metrics. The Committee used three performance metrics to measure corporate performance in 2007. The three corporate performance criteria, and their respective weights, were as follows: (i) total net revenues (40%), (ii) operating margin (40%) and (iii) free cash flow (20%). The Committee selected these three performance metrics to capture the most important aspects of the top and bottom line performance of the Company, in the form of sales, profitability and cash generation. Business unit performance objectives were based on the first two of these criteria, namely total net revenues (50%) and operating margin (50%). Free cash flow is not used as a business unit performance objective because its computation can only occur for the Company at the corporate level. The Committee sets the relative weighting among the performance metrics in accordance with the relative importance of those metrics, in the Committee’s view, as a reflection of the Company’s performance and the strength of the Company’s business.

For Mr. Bifulco, his fiscal 2007 management incentive award was weighted 40% for achievement of the three corporate performance targets and 60% for achievement of the two performance targets for the North America business segment, the segment in which Mr. Bifulco operated. For the other four Named Executive Officers, management incentive award opportunities for 2007 were weighted 100% for corporate performance.

The table set forth below provides the 2007 corporate total net revenues, operating margin and free cash flow performance targets, as well as the Company’s actual performance against those targets. The Company’s actual weighted performance in fiscal 2007 corresponded to 160% achievement of target corporate performance. The total performance percentage of 160% against target (based on performance against the three individual corporate performance metrics ranging from 111% to 161%) reflects that performance under the plans is leveraged, both in a positive and negative direction. As a result, when performance against a target is surpassed, the plan recognizes incremental gains over target performance to an increasingly greater extent the more the target is exceeded. Similarly, leverage is applied to reduce awards to an increasingly disproportionate extent as performance falls further below target.

				2007
	Weighting Under	2007	2007	Performance as a
	Incentive Award	Performance	Actual	Percentage of
Performance Measure	Opportunity	Target	Performance(1)	Target

Total Net Revenues	40%	$3.45 billion	$3.84 billion	111%
Operating Margin	40%	11.98%	14.28%	119%
Free Cash Flow	20%	$316 million	$510 million	161%

(1)	Actual performance with respect to the targets is computed in accordance with the plans to eliminate the impact of certain events and transactions which are considered extraordinary.

The Committee sets the corporate and business unit performance goals under the management incentive plan awards at levels it believes require strong performance for a target payout and superior performance for a greater than target payout. The corporate performance goals for fiscal 2007 represented the following increases over the Company’s actual performance in fiscal 2006 in order to achieve 100% of target performance, (i) total net revenues, a 9% increase over 2006, (ii) operating margin, an increase from 11.94% in 2006 to 11.98% in 2007, and (iii) free cash flow, a 33% increase over 2006.

For Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves, who all participated in the Annual Performance Plan in 2007, fiscal 2007 management incentive award opportunities were structured in terms of maximum permissible payouts corresponding with various levels of Company performance. In every case these awards could then be reduced, but not increased, at the sole discretion of the Committee. Based upon the Company’s 160% weighted achievement of its corporate performance objectives in 2007, the Annual Performance Plan allowed for payment of the maximum management incentive award to each of these three officers for 2007. In each case, the maximum incentive award for 2007 was set at three times the executive’s base salary.

Considering the Company’s record net earnings in 2007, third consecutive year of record net earnings, seventh consecutive year of earnings per share growth, 22% increase in net revenues, and strong overall performance, as well as each executive’s contribution to that performance, the Committee determined not to exercise any negative discretion with respect to the awards payable to Mr. Verrecchia and Mr. Goldner and to pay each of Mr. Verrecchia and Mr. Goldner the maximum awards called for by the Annual Performance Plan for 2007. For Mr. Goldner, the decision by the Committee to not exercise negative discretion with respect to the award permitted was also influenced by the work done by, and under the direction and influence of, Mr. Goldner in promoting the Company’s brands in high profile entertainment, including the tremendous contribution made by Mr. Goldner towards the 2007 release of the Transformers movie. The Committee recognized Mr. Hargreaves significant contributions to achieving the Company’s performance in 2007 by awarding him 83% of the maximum award which was allowed under the Annual Performance Plan.

For Mr. Nagler and Mr. Bifulco, who participated in the MIP in 2007, their fiscal 2007 management incentive award opportunities, rather than being structured as a range of maximum awards corresponding to various levels of performance against target, were instead set to provide for a payout of 60% of base salary for target performance. A range of payouts as a percentage of target then corresponded to a range of performances against target both above and below 100%. Threshold performance for each given financial metric under the MIP is set at 80% of target performance for purposes of the achievement of that goal contributing to payout of the management incentive award. An 80% achievement of a performance goal under the MIP equates to a 60% payout against that goal. In addition to taking into account Company performance, the MIP, unlike the Annual Performance Plan, also allows for a multiplier of up to an additional 25% in recognition of superior performance against individual performance objectives.

160% achievement of the corporate performance goals in 2007 corresponded with a base management incentive award payout of $456,000 for Mr. Nagler. In light of the significant contributions made by Mr. Nagler to the Company’s business in 2007, including his work in connection with the license agreement negotiated with Electronic Arts Inc., the movie development agreement negotiated with Universal Pictures, and his contributions to a number of other significant transactions, the Committee determined it was appropriate to apply the maximum 25% individual multiplier to Mr. Nagler’s management incentive award. This resulted in an award of $570,000 to Mr. Nagler for 2007. The weighted performance of the Company’s North American segment against its objectives in 2007 was 127%. Thus, the weighted performance against the corporate and business unit objectives for Mr. Bifulco was 140% (computed as (40%x160%)+(60%x127%)). This called for a management incentive award payment to Mr. Bifulco of $399,570, which is what he was awarded for 2007.

According to the benchmarking data reviewed by the Company the target management incentive award opportunities, where targets were applicable, for the Named Executive Officers ranged between the 50th and the 87th percentiles of target cash management incentive awards at the benchmarked companies.

Additional Detail on 2007 Management Incentive Awards

The Annual Performance Plan has been approved by the Company’s shareholders and is intended to allow for the deduction by the Company of the bonuses paid to “covered employees” as defined in Code Section 162(m). The Committee is not able to increase the award payouts under the Annual Performance Plan to reflect discretionary factors or individual performance. The Committee may only exercise negative discretion to reduce awards, to as low as 0%, that would otherwise be payable to participants under the terms of the Annual Performance Plan. To the extent that the Committee determined it was appropriate to reward Mr. Verrecchia, Mr. Goldner or Mr. Hargreaves for achievement of subjective goals or individual performance, the Committee would need to award discretionary bonuses outside of the Annual Performance Plan. Neither Mr. Verrecchia, Mr. Goldner nor Mr. Hargreaves received a discretionary bonus award for fiscal 2007.

The MIP is not a shareholder approved plan. The primary difference in administering the MIP, as compared to the Annual Performance Plan, is that under the MIP the Company is able to adjust actual award payouts, either up or down, based upon individual performance. Bonuses earned under the MIP are subject to adjustment downward to as low as 0% and upward by a factor of up to an additional 50% (25% in the case of officers at the level of Mr. Nagler and Mr. Bifulco), based on individual performance against specified individual management objectives under the MIP.

In all cases, the bonuses for performance under the Annual Performance Plan and the MIP for executive officers were reviewed and approved by the Committee. The bonuses for the Company’s Chief Executive Officer and Chief Operating Officer were also reviewed and approved by the full Board.

In addition to establishing the performance criteria and target performance objectives for each such criteria, in the first quarter of 2007 the Committee also established (i) maximum awards for the executives participating in the Annual Performance Plan and (ii) target bonus awards and threshold and maximum awards for each executive officer participant in the MIP corresponding with various levels of performance against the designated corporate and, to the extent applicable, business unit objectives. Management incentive bonus targets and/or maximums were set at levels the Committee believed appropriately rewarded the executive in question for their responsibility and the contribution which would be required from such executive for the Company to achieve its stated objectives. The maximum awards for each of the Named Executive Officers for 2007, as well as the threshold and target awards for Named Executive Officers participating in the MIP Plan, are included in the Grants of Plan-Based Awards table that follows this discussion.

Long-Term Equity Awards

Prior to fiscal 2006, the Company had granted almost all of the equity awards to the Company’s employees in the form of non-qualified stock options, generally vesting in annual installments over three years. These options were designed to motivate and retain those individuals, over a period of multiple years, who are most important to the Company’s future success. Stock options are also designed to align the interests of employees with those of shareholders by providing employees with a benefit from price appreciation in the Common Stock after the date of grant and to hold employees accountable for delivering stock price appreciation to the shareholders of the Company.

In structuring the 2007 (and last year the 2006) equity compensation program the Committee believed it was important to retain stock options as a significant element of the program to continue to achieve the motivational benefits of rewarding key employees for appreciation in the Company’s stock price over the course of multiple years. However, in light of the many market factors that can impact an individual company’s stock performance, other than the performance of the company itself, and the consequent imperfect connection between a company’s stock price performance and the performance of the underlying business, as well as the accounting changes effective in fiscal 2006 which eliminated favorable accounting treatment for stock options and enhanced the attractiveness of other stock compensation vehicles, the Committee felt it was important beginning in 2006 to have a significant portion of the value of the Company’s equity compensation program tied to achievement of specific internal financial goals for the Company, rather than just stock price appreciation.

For fiscal 2007, the Committee approved target total equity award values for each of the Company’s eligible employees. These targets were expressed as a percentage of each individual’s base salary. For the Named Executive Officers the total target equity award values in 2007, as a percentage of their base salaries, were as follows: Alfred Verrecchia, 400%, Brian Goldner 200%, David D.R. Hargreaves, 175%, Barry Nagler, 150% and Frank Bifulco 150%.

In all cases the final target equity award values were set at levels the Committee believed would compensate the individual for future achievement of the Company’s long-term financial goals and stock price appreciation in a manner commensurate with their duties and contributions to the performance of the Company and its stock. As is the case with management incentive plan awards, the performance metrics are designed to reward Company performance, as opposed to individual performance.

The target equity award value for each eligible employee was then divided evenly between two award types, non-qualified stock options and performance share awards, such that 50% of the total equity award value would be represented by each type of award. This even division of the award value reflected the Committee’s belief that over the performance period the realization of equity award values should be equally divided between achievement of the Company’s longer-term internal financial targets and the Company’s stock price appreciation.

For the 50% of the equity award value in 2007 which was made in the form of stock performance awards, these awards provide the recipient with the potential to earn shares of the Company’s common stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenue”) targets over a three-year period beginning January 2007 and ending December 2009 (the “Performance Period”). The cumulative net revenue and diluted earnings per share targets were taken from the Company’s long-term strategic plan and, as is the case with the performance levels under the Annual Performance Plan and the MIP, were set at levels which the Committee determined would require solid performance from the Company, and in turn its executives, in order to achieve a threshold payout, and superior performance to achieve a higher than target payout.

The Company considers the specific target EPS and Revenue levels to be confidential information which would harm the Company if it were disclosed as they are based on confidential internal plans and forward-looking expectations concerning the Company’s performance over a multi-year period. However, the targets are based on the same Board approved operating plan which is used in setting performance targets under the Annual Performance Plan and MIP, as well as on the longer-term strategic operating plan approved by the Board. The following table shows the share payouts, as a percentage of the target number of shares covered by a stock performance award, corresponding with various combined levels of achievement against the EPS and Revenue targets.

Revenues Measure

		Revenues of at
		Least Target But	Revenues of at
	Revenues 10% or	Not 10% or	Least 90% of	Revenues of
	More Over	More Over	Target But Less	Under 90% of
EPS Measure	Target	Target	than Target	Target

EPS 10% or more over Target	125%	115%	105%	62%
EPS of at least Target but not 10% or more over Target	115%	100%	95%	50%
EPS of at least 90% of Target but less than Target	105%	95%	85%	0%
EPS under 90% of Target	62%	50%	0%	0%

90% achievement of each target under the contingent stock performance awards was established as a threshold to that metric contributing to the ultimate award payout. Each stock performance award has a target number of shares of common stock, a portion of which may be earned by the recipient if the Company achieves at least 90% of the stated EPS and/or Revenue targets over the Performance Period. For example, 90% achievement of both of the performance metrics corresponds with a planned payout of 85% of the target number of shares. The actual number of shares to be received at the end of the Performance Period can be below or above the target number based on the actual levels of the target performance achieved against the two metrics. In all cases the Committee retains the right to reduce the number of actual shares received pursuant to any award to any level, including 0%, to the extent it believes the actual payout should be below the number called for by the award agreements.

In determining the 2007 equity award targets the Committee did not feel that past equity awards should have a significant impact. However, in conjunction with the Company’s stock ownership guidelines, which are described below, the Committee is reviewing each officer’s progress in achieving their targeted stock ownership level as a criterion in establishing future target equity grant levels. To the extent that an officer is not making sufficient progress toward achieving and maintaining the targeted stock ownership level, equity grants to that officer in the future may be reduced.

The Company does not manage the timing of equity grants to attempt to give participants the benefit of material non-public information. Grants are made at times when the Company believes it is not in possession of material non-public information and when major subsequent announcements are not currently anticipated. Further, all option grants are made with an exercise price at or above the average of the high and low sales prices of the Company’s common stock on the date of grant.

The stock option and performance share award grants to the Company’s named executive officers in 2007 are reflected in the Grants of Plan-Based Awards table that follows this report. The grant date for the Company’s yearly stock performance awards in fiscal 2007 to officers and other eligible employees was February 13, 2007. The grant date for the yearly stock option awards to officers and other eligible employees was May 24, 2007. Normally the Company intends to make both sets of grants on the same date during the first quarter of the year, at its regularly scheduled Board meeting and with an effective date following announcement of the prior year’s financial results. However, at the beginning of 2007 the Company did not have enough authorized shares available under its equity plan to make all of the planned equity grants prior to obtaining shareholder approval, at the 2007 Annual Meeting of Shareholders in May 2007, to increase the shares authorized for grant under the 2003 Stock Incentive Performance Plan. As such, the Committee made the stock performance awards at the beginning of the year, to comply with the requirement that the performance targets for such awards be set within the first 90 days of the performance period.

Then, following the authorization of additional shares at the 2007 Annual Meeting of Shareholders, the Committee made the option grants for fiscal 2007.

The Company has only infrequently used restricted stock and deferred restricted stock units as a reward and retention mechanism. No executive officer of the Company received restricted stock or restricted stock units in fiscal 2007.

The Company has share ownership guidelines which apply to all employees at or above the Senior Vice President level. The share ownership guidelines establish target share ownership levels which executives are expected to achieve over a five-year period and then maintain, absent extenuating circumstances which are approved by the Company’s Human Resources Department, for as long as they remain with the Company. The target ownership levels are expressed as a percentage of the executives’ base salary and range from 50% of yearly base salary for certain Senior Vice Presidents to 500% of base salary for the Company’s Chief Executive Officer.

In making the yearly equity grants the Committee specifically approves the grants for every member of the Company’s senior management team, which includes every executive officer. The Committee also approves the total equity grant pool for all other eligible employees of the Company, with the individual grants from that pool being made from a list prepared by the Company’s senior management which is available for the Committee’s review. Other than the annual equity grants, off-cycle equity grants are made during the year generally only in the case of new hires or in connection with significant promotions. All of these off-cycle grants are also reviewed and approved by the Committee.

Executive Benefits

In addition to receipt of salary, management incentive awards and equity compensation, the Company’s U.S. based officers also participate in certain employee benefit programs provided by the Company. Executive officers participate in the Company’s Pension Plan (the “Pension Plan”), which is described starting on page 33 of this proxy statement, and can participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) and the Supplemental Benefit Retirement Plan (the “Supplemental Plan”). The Supplemental Plan provides pension benefits determined under the same formula as the Pension Plan to the extent individuals are impacted by compensation and benefits limits determined under the Code. To the extent that the Company’s matching contribution exceeds certain limits applicable to the 401(k) Plan, which are also determined pursuant to the Code, the excess is allocated to the executive officer’s account under the Supplemental Plan. The Supplemental Plan is intended to provide a competitive benefit for executive officers whose employer-provided pension benefits and retirement contributions would otherwise be limited. However, the Supplemental Plan is designed only to provide the benefit which the executive would have accrued under the Company’s Pension Plan and 401(k) Plan if the Code limits had not applied. It does not further enhance those benefits.

The amount of the Company’s matching contribution to the named executive officers under both the 401(k) Plan and the Supplemental Plan (401(k)), is included in the “All Other Compensation” column of the Summary Compensation Table that follows this report.

Mr. Verrecchia is party to a Post-Employment Agreement with the Company which provides certain enhanced retirement benefits. The Post-Employment Agreement is described starting on page 34 of this proxy statement.

The executive officers of the Company are eligible for life insurance benefits on the terms applicable to the Company’s other employees. In addition, Mr. Verrecchia is provided with executive life insurance. The cost of the Company’s premiums for executive life insurance programs for Mr. Verrecchia is included in the “All Other Compensation” column of the Summary Compensation Table.

The Company’s executive officers participate in the same medical and dental benefit plans as are provided to the Company’s other employees.

Executive officers are also eligible to participate in the Company’s Nonqualified Deferred Compensation Plan, which is available to all of the Company’s employees who are in band 40 (director level) or above whose compensation is equal to or greater than $100,000 for 2007 ($105,000 for 2008). The Nonqualified Deferred Compensation Plan allows participants to defer compensation into various hypothetical investment vehicles, the performance of which determines the return on compensation deferred under the plan. Potential investment choices include the Company’s Common Stock, as well as other equity indices. Earnings on compensation deferred by the executive officers do not exceed the market returns on the relevant investments and are the same as the returns earned by other non-executive officer employees deferring compensation into the applicable investment vehicles.

The Company reimburses designated executive officers for the cost of certain tax, legal and financial planning services they obtain from third parties provided that such costs are within the limits established by the Company. The cost to the Company for this reimbursement to the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.

The Company conducted a comprehensive review of its pension programs in fiscal 2007. As a result of this review, the existing defined benefit programs (the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan) were frozen effective December 31, 2007 and effective January 1, 2008 the Company amended its 401(k) Plan to include an additional annual company contribution equal to 3% of a person’s aggregate salary and bonus. In addition, for eligible employees meeting certain age and service requirements, there will be a further annual transition contribution ranging from 1% to 9% of base salary and bonus during the years 2008 through 2012. Annual contributions in excess of the IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). There were no changes made to the pre-existing 401(k) contributions. Mr. Verrecchia has elected not to receive any benefits under the new 401(k) Plan features.

Change of Control and Employment Agreements

Certain of the Company’s executive officers, including all five of the Company’s named executive officers for fiscal 2007, are party to Change in Control Agreements with the Company. In addition, Mr. Verrecchia and Mr. Goldner are party to additional agreements with the Company governing their employment and providing certain post-termination benefits and payments. All of these agreements, and the payments which the executive can receive in certain situations, are described in detail under the caption “Agreements and Arrangements Providing Post-Employment and Change in Control Benefits” that follows this report. The Committee authorizes the Company to enter into Change of Control or other employment related agreements with executives only in those situations where the Committee feels doing so is necessary to recruit and/or retain the most talented executives and to provide optimal incentive to the executive in question to work to maximize the performance of the Company and the creation of long-term value for the Company’s shareholders. The change in control provisions in these agreements are generally double-trigger provisions in that the executive officer receives benefits under the agreements only if, following a change in control, the individual executive officer is either terminated by the Company without cause, or leaves on account of events which qualify under the definition of good reason in the agreement. The Company believes that double-trigger change in control agreements are generally most appropriate in that an executive would only be compensated in the event that the executive was no longer employed with the Company following the change in control.

However, the Company’s equity compensation plans generally provide that equity awards (including performance share awards) for all participants, including the Company’s named executive officers, fully vest in the event of a change in control of the Company. The participant is entitled to receive the value of such awards either in cash or shares of the Company’s stock, determined in the Committee’s discretion, following such change in control.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Company for services rendered during fiscal 2007 and fiscal 2006 by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company in fiscal 2007.

Summary Compensation Table

							Change in
						Non-Equity	Pension
						Incentive Plan	Value and	All Other
				Stock	Option	Compensation	NQDC	Compensation
Name and Principal Position	Year	Salary(a)	Bonus	Awards(b)	Awards(b)	(a)(c)	Earnings(d)	(e)	Total

Alfred J. Verrecchia(f)	2007	$1,200,000	$0	$1,750,608	$4,376,861	$3,600,000	$5,305,016	$264,536	$16,497,021
President and Chief	2006	1,000,000	0	366,693	2,492,153	3,000,000	1,385,406	$162,036	$8,406,288
Executive Officer
Brian Goldner(f)	2007	800,000	0	790,606	862,011	2,400,000	272,510	173,913	5,299,040
Chief Operating Officer	2006	794,616	0	280,832	962,281	2,000,000	134,671	101,590	4,273,990
David D.R. Hargreaves(g)	2007	600,000	0	352,259	516,466	1,500,000	196,104	83,000	3,247,829
Executive Vice President,	2006	494,231	0	68,756	662,511	700,000	228,834	55,654	2,209,986
Finance and Global
Operations and Chief
Financial Officer
Barry Nagler	2007	475,000	0	288,996	465,346	570,000	144,130	63,500	2,006,972
Senior Vice President,	2006	475,000	0	65,316	652,556	500,000	94,710	46,500	1,834,082
General Counsel and
Secretary
Frank Bifulco(h)	2007	475,000	0	288,996	429,469	399,570	120,226	56,700	1,769,961
President, North	2006	475,000	0	89,621	544,853	470,000	69,306	38,100	1,686,880
American Sales

(a)	Includes amounts deferred pursuant to the Company’s 401(k) Plan and Non-qualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

(b)	Reflects the net accounting expense recognized by the Company for stock and option awards to the named executive officers. Please see note 10 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 30, 2007, for a detailed discussion of assumptions used in valuing options and stock awards generally, and see footnote (d) to the following Grants of Plan-Based Awards table for a discussion of certain assumptions used in valuing equity awards made to the named executive officers. For Mr. Verrecchia and the other named executive officers, stock and option award expense in fiscal 2006, which was the first year in which the Company expensed option awards, represented a portion of one-year’s equity grant. In fiscal 2007, this expense represents portions of two years’ worth of equity grants.

In 2006 and 2007 all five of these executives were granted non-qualified stock options and contingent stock performance awards. The grant date values of these awards in 2007 are reflected in the Grants of Plan-Based Awards Table which follows this table.

(c)	For Mr. Verrecchia and Mr. Goldner these amounts consist entirely of the management incentive awards earned by such executives under the Company’s 2004 Senior Management Annual Performance Plan for their performances during fiscal 2007 and fiscal 2006. For Mr. Hargreaves these amounts consist of the management incentive award earned by Mr. Hargreaves under the 2004 Senior Management Annual Performance Plan for fiscal 2007, and under the 2006 Management Incentive Plan for fiscal 2006. For Mr. Nagler and Mr. Bifulco, these amounts consist entirely of the management incentive awards earned by such executives under (i) the Company’s 2007 Management Incentive Plan for their performance during fiscal 2007 and (ii) the Company’s 2006 Management Incentive Plan for their performance during fiscal 2006.

(d)	The amounts reflected in this table consist entirely of the change in pension value during fiscal 2007 and fiscal 2006 for each executive. The significant increase in Mr. Verrecchia’s Change in Pension Value in fiscal 2007, as compared to fiscal 2006, results largely from (i) the fact that the pension benefit is computed as a function of a rolling five-year compensation average and Mr. Verrecchia’s eligible compensation has increased in recent years due to higher incentive compensation earnings resulting from the record performances of the Company, as well as the fact that Mr. Verrecchia was promoted to President and Chief Executive Officer of the Company

five years ago, and (ii) a change in pension value assumptions used in 2007, whereby the Company used a lump sum value for Mr. Verrecchia in fiscal 2007 consistent with an election made by Mr. Verrecchia following fiscal 2006, as opposed to using an annuity value assumption in fiscal 2006.

Does not include the following aggregate amounts, in fiscal 2007 and fiscal 2006 respectively, which were earned by the executives on the balance of (i) compensation previously deferred by them under the Deferred Compensation Plan and (ii) amounts previously contributed by the Company to the executive’s account under the Supplemental Plan (401(k)):

	2007	2006

Alfred J. Verrecchia	$313,361	$281,302
Brian Goldner	$22,381	$74,680
David D.R. Hargreaves	$170,191	$325,666
Barry Nagler	$10,699	$8,568
Frank Bifulco	$6,236	$7,842

Earnings on compensation previously deferred by the executive officers and on the Company’s prior contributions to the Supplemental Plan do not exceed the market returns on the relevant investments which are earned by other participants selecting the same investment options.

(e)	Includes the following amounts, for fiscal 2007 and fiscal 2006 respectively, paid by the Company for each named executive officer in connection with a program whereby certain financial planning, legal and tax preparation services provided to the individual are paid for by the Company:

	2007	2006

Alfred J. Verrecchia	$10,000	$9,500
Brian Goldner	$0	$0
David D.R. Hargreaves	$5,000	$5,000
Barry Nagler	$5,000	$0
Frank Bifulco	$0	$0

Includes the Company’s matching contribution to the savings account of each individual under the 401(k) Plan and the Supplemental Plan, such amounts as follows:

	2007	2006

Alfred J. Verrecchia,	$252,000	$150,000
Brian Goldner	$173,913	$101,590
David D.R. Hargreaves	$78,000	$50,654
Barry Nagler	$58,500	$46,500
Frank Bifulco	$56,700	$38,100

These amounts are in part contributed to the individual’s account in the 401(k) Plan and, to the extent in excess of certain Code maximums, deemed allocated to the individual’s account in the Supplemental Plan (401(k)).

Also includes $2,536 in premiums paid in fiscal 2007 and in fiscal 2006 by the Company for an individual life insurance policy for Mr. Verrecchia.

(f)	Effective May 22, 2008, Mr. Verrecchia will retire from his position as President and Chief Executive Officer of the Company and Mr. Goldner will succeed him in those positions.

(g)	Mr. Hargreaves, formerly Senior Vice President and Chief Financial Officer, was appointed Executive Vice President, Finance and Global Operations and Chief Financial Officer effective in January 2007.

(h)	Effective December 31, 2007, Mr. Bifulco’s employment with the Company terminated.

***

The following table sets forth certain information regarding grants of plan-based awards for fiscal 2007 to the named executive officers.

Grants of Plan-Based Awards

									All	All Other
									Other	Option		Closing	Grant
									Stock	Awards:		Market	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	Exercise	Price	Value of
			Under Non-Equity			Under Equity			Number	Shares	Price of	on the	Stock and
			Incentive Plan Awards			Incentive Plan Awards			of	Underlying	Option	Date of	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Shares	Options	Awards	Grant	Awards(d)

Alfred J. Verrecchia	2/7/07	(a)			$3,600,000
	2/13/07	(b)				44,037	88,073	110,091					$2,507,438
	5/24/07	(c)								368,664	$32.425	$32.18	2,857,146
Brian Goldner	2/7/07	(a)			2,400,000
	2/13/07	(b)				14,679	29,358	36,698					835,822
	5/24/07	(c)								122,888	32.425	32.18	952,382
David D.R. Hargreaves	2/7/07	(a)			1,800,000
	2/13/07	(b)				9,633	19,266	24,083					548,503
	5/24/07	(c)								80,645	32.425	32.18	624,999
Barry Nagler	2/7/07	(a)	$171,000	$285,000	855,000
	2/13/07	(b)				6,537	13,073	16,341					372,188
	5/24/07	(c)								54,724	32.425	32.18	424,111
Frank Bifulco	2/7/07	(a)	171,000	285,000	855,000
	2/13/07	(b)				6,537	13,073	16,341					372,188
	5/24/07	(c)								54,724	32.425	32.18	424,111

(a)	For Mr. Verrecchia, Mr. Goldner and Mr. Hargreaves these management incentive awards were made pursuant to the Company’s 2004 Senior Management Annual Performance Plan. For Mr. Nagler and Mr. Bifulco these management incentive plan awards were made pursuant to the Company’s 2007 Management Incentive Plan.

(b)	All of these contingent stock performance awards were granted pursuant to the Company’s 2003 Stock Incentive Performance Plan (the “2003 Plan”). These awards provide the recipients with the ability to earn shares of the Company’s Common Stock based on the Company’s achievement of stated cumulative diluted earnings per share (“EPS”) and cumulative net revenue (“Revenues”) targets over a three-year period beginning January 1, 2007 and ending December 2009 (the “Performance Period”). Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period. Upon a Change of Control, as defined in the 2003 Plan, all stock performance awards will be canceled in exchange for payment in the amount of the product of the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the target number of shares applicable to the award. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee

(c)	All of these options were granted pursuant to the 2003 Plan. These options are non-qualified, were granted with an exercise price equal to the average of the high and low sales prices of the Company’s common stock on the date of grant, and vest in equal annual installments over the first three anniversaries of the date of grant. All options become fully vested in the event of death, disability or retirement at the optionee’s normal retirement date and are exercisable for a period of one year from the date of such disability or retirement, or in the case of death, from the appointment and qualification of the executor, administrator or trustee for the optionee’s estate. An optionee taking early retirement may, under certain circumstances, exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Compensation Committee may approve. Unless otherwise approved by the Compensation Committee in its discretion, upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

Upon a Change of Control, as defined in the 2003 Plan, all options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and the tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability.

(d)	The Grant Date Present Values for options were determined using the standard application of the Black-Scholes option pricing methodology using the following weighted average assumptions: volatility 21.8%, dividend yield 1.97% and a risk free interest rate of 4.79% based on the options being outstanding for approximately five and a half years. The Grant Date Present Values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing the Grant Date Present Values indicated in the above table, it should be kept in mind that no matter what theoretical value is placed on an option on the date of grant, the ultimate value of the option is dependent on the market value of the Common Stock at a future date, and the extent if any, by which such market value exceeds the exercise price on the date of exercise. The grant date fair values for the contingent stock performance awards were based on the average of the high and low trading prices on the date of grant of these awards, which was $28.47 per share.

Please see note 10 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 30, 2007, for a detailed discussion of the assumptions used in valuing these options and stock awards.

* * *

The following table sets forth information for equity awards held by the named individuals as of the end of the Company’s 2007 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards											Equity Incentive
				Equity								Plan Awards:
				Incentive						Equity Incentive		Market or
				Plan Awards:			Number		Market	Plan Awards:		Payout Value
	Number of	Number of		Number of			of Shares		Value of	Number of		of Unearned
	Securities	Securities		Securities			or Units		Shares or	Unearned		Shares, Units
	Underlying	Underlying		Underlying			of Stock		Units of	Shares, Units or		or Other
	Unexercised	Unexercised		Unexercised	Option		That		Stock That	Other Rights		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)		($)(c)

Alfred J. Verrecchia							0		$0	110,436	(a)	$2,861,397
										88,073	(b)	2,281,971
	42,000	—		—	$24.8750	4/22/2008
	142,500	—		—	$35.4063	5/10/2009
	75,000	—		—	$32.1875	5/10/2009
	60,000	—		—	$15.2188	2/9/2010
	100,000	—		—	$11.5900	4/24/2011
	75,000	—		—	$13.9100	4/24/2011
	175,000	—		—	$16.3350	4/24/2012
	200,000	—		—	$17.9685	4/24/2012
	175,000	—		—	$11.1600	12/29/2012
	250,000	—		—	$15.8750	5/13/2013
	200,000	—		—	$18.5750	5/19/2014
	250,000	—		—	$20.4325	5/19/2011
	186,667	93,333	(d)	—	$20.5700	5/18/2012
	151,172	302,343	(e)	—	$18.8150	7/26/2013
	—	368,664	(f)	—	$32.4250	5/23/2014

Brian Goldner							20,000	(g)	$518,200	44,175	(a)	$1,144,574
										29,358	(b)	760,666
	100,000	—		—	$17.5313	3/19/2010
	150,000	—		—	$17.9685	4/24/2012
	75,000	—		—	$18.5750	5/19/2014
	150,000	—		—	$20.4325	5/19/2011
	60,000	30,000	(d)	—	$20.5700	5/18/2012
	60,469	120,937	(e)	—	$18.8150	7/26/2013
	—	122,888	(f)	—	$32.4250	5/23/2014

David D.R. Hargreaves							0		$0	20,707	(a)	$536,518
										19,266	(b)	$499,182
	10,500	—		—	$24.8750	4/22/2008
	35,000	—		—	$32.1875	5/10/2009
	50,000	—		—	$16.3350	4/24/2012
	125,000	—		—	$17.9685	4/24/2012
	40,000	—		—	$18.5750	5/19/2014
	125,000	—		—	$20.4325	5/19/2011
	30,000	15,000	(d)	—	$20.5700	5/18/2012
	28,345	56,689	(e)	—	$18.8150	7/26/2013
	—	80,645	(f)	—	$32.4250	5/23/2014

							Stock Awards
	Option Awards										Equity Incentive
				Equity							Plan Awards:
				Incentive					Equity Incentive		Market or
				Plan Awards:			Number	Market	Plan Awards:		Payout Value
	Number of	Number of		Number of			of Shares	Value of	Number of		of Unearned
	Securities	Securities		Securities			or Units	Shares or	Unearned		Shares, Units
	Underlying	Underlying		Underlying			of Stock	Units of	Shares, Units or		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Other Rights		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)(c)

Barry Nagler							0	$0	19,671	(a)	$509,676
									13,073	(b)	$338,721
	40,000	—		—	$18.5750	5/19/2014
	125,000	—		—	$20.4325	5/19/2011
	28,333	14,167	(d)	—	$20.5700	5/18/2012
	26,928	53,854	(e)	—	$18.8150	7/26/2013
	—	54,724	(f)	—	$32.4250	5/23/2014

Frank Bifulco							0	$0	19,671	(h)	$509,676
									13,073	(h)	$338,721
	0	20,000	(h)	—	$20.5700	5/18/2012
	0	53,854	(h)	—	$18.8150	7/26/2013
	0	54,724	(h)	—	$32.4250	5/23/2014

(a)	These contingent stock performance awards, granted in fiscal 2006, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2008 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(b)	These contingent stock performance awards granted in fiscal 2007, are reflected at the target number of shares for such awards, even though the performance period will not end until December 2009 and there is no assurance that the target amounts, or even the threshold amounts, will be earned under these awards.

(c)	These amounts were computed by multiplying the target number of shares by the closing share price of $25.91 on December 28, 2007, the last trading day of the Company’s 2007 fiscal year.

(d)	The remaining unexercisable options will vest on May 19, 2008, subject to the optionee remaining employed with the Company through those dates.

(e)	One half of these unexercisable options will vest on each of July 27, 2008 and July 27, 2009, subject to the optionee remaining employed with the Company through those dates.

(f)	One third of these unexercisable options will vest on each of May 24, 2008, May 24, 2009 and May 24, 2010, subject to the optionee remaining employed with the Company through those dates.

(g)	All of these restricted shares will vest on January 20, 2009, subject to Mr. Goldner remaining employed with the Company through that date.

(h)	Mr. Bifulco’s employment with the Company terminated effective December 31, 2007. In connection with that termination all of Mr. Bifulco’s outstanding contingent stock performance awards terminated. In addition, all of Mr. Bifulco’s outstanding stock options, to the extent not exercised prior to that date, will expire on March 31, 2008. In connection with the termination of his employment, two tranches of Mr. Bifulco’s outstanding stock options were forward vested by the Compensation Committee. Please see page 45 of this proxy statement for details of this forward vesting.

* * *

The following table sets forth information concerning aggregate option exercises and vesting of restricted stock during the 2007 fiscal year for the named executive officers.

Option Exercises and Stock Vested

	Option Awards
	Number of		Stock Awards
	Shares		Shares
	Acquired on	Value Realized	Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Alfred J. Verrecchia	213,750	$1,900,485	—	$—
Brian Goldner	304,000	$4,540,204	—	$—
David D.R. Hargreaves	—	$—	—	$—
Barry Nagler	464,000	$6,490,380	—	$—
Frank Bifulco	236,928	$2,406,299	—	$—

* * *

The following table sets forth information regarding each of the named executive officers’ years of credited service and accrued pension benefits with the Company under plans providing specified retirement payments and benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and non-qualified defined contribution plans. Information is provided as of the plans’ measurement dates used for financial reporting purposes for the Company’s 2007 fiscal year.

Pension Benefits

			Present Value of
		Number of	Accrued Benefit
		Years of	Payable at Normal	Payments During
		Credited	Retirement	the Last Fiscal
Name	Plan Name	Service	($)(a)	Year($)

Alfred J. Verrecchia	Pension Plan	42.0	$823,309	$0
	Supplemental Plan	42.0	$11,039,319	$0
	Post-Employment Agreement	42.0	$5,727,345	$0
Brian Goldner	Pension Plan	8.0	$84,833	$0
	Supplemental Plan	8.0	$651,600	$0
David D.R. Hargreaves	Pension Plan	15.0	$256,758	$0
	Supplemental Plan	15.0	$865,625	$0
	Expatriate Plan	25.0	$549,936	$0
Barry Nagler	Pension Plan	8.0	$124,007	$0
	Supplemental Plan	8.0	$436,891	$0
Frank Bifulco	Pension Plan	5.0	$98,200	$0
	Supplemental Plan	5.0	$228,174	$0

(a)	The “Present Value of Accrued Benefit” is the lump-sum value as of December 30, 2007 of the annual pension benefit earned as of December 30, 2007 payable under a plan for the executive’s life beginning on the date in which the named executive officer may commence an unreduced pension under the respective plan, reflecting current credited service, current five-year average compensation, and current statutory benefit and pay limits as applicable. Certain assumptions were used to determine the lump-sum values and are outlined below. These assumptions are consistent with those used for financial statement purposes under FAS 87, except that the named executive officer is assumed to continue to be employed until the assumed retirement age (i.e., there will be no assumed termination for any reason, including death or disability). The assumptions are as follows: (i) the FAS 87 measurement date is December 30, 2007, (ii) it is assumed that 65% of participants will elect a lump sum payment and 35% will elect an annuity under the Pension Plan and the Supplemental Plan, that Mr. Verrecchia will elect a lump sum and that Mr. Hargreaves will elect an annuity for any benefits provided under the Post-Employment Agreement and Expatriate Plan, respectively, (iii) the discount rate is assumed to be 6.35% for the Pension Plan, 6.24% for the Supplemental Plan and 6.00% for the Post-Employment Agreement and Expatriate Plan, (iv) for the Pension Plan and the Supplemental Plan, the lump sum interest rate is assumed to be 5.50%; for the Post-Employment Agreement, lump sum payments are calculated using the IRS interest assumption required of qualified plans which includes an interest rate of 5.02% for the first five years, 5.18% for the next fifteen years and 5.28% thereafter, (v) for mortality (post-commencement) the RP-2000 mortality tables are used with separate rates for males and females for benefits paid as annuities and the IRS table promulgated in Revenue Ruling 2007-67 for benefits paid as lump sums, (vi) the earliest unreduced retirement age is age 65 for the plans prior to the January 1, 2000 amendment, and age 55 for the plans following such amendment and (vii) all values are estimates only; actual benefits will be based on data, pay and service at the time of retirement. Mr. Verrecchia is currently eligible for an unreduced retirement benefit.

Description of Pension Plans

The Company sponsors the Hasbro, Inc. Pension Plan (the “Pension Plan”) and the Supplemental Benefit Plan (the “Supplemental Plan”) for its U.S. employees. The Pension Plan provides funded, tax-qualified benefits subject to the limits on compensation and benefits applicable under the Internal Revenue Code. All of the named executive officers participate in the Pension and Supplemental Plans. Mr. Verrecchia is also eligible for an additional non-qualified retirement benefit under his Post-Employment Agreement (the “Post-Employment Agreement”), which is described in detail in the Employment Agreements section of this proxy statement. As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The U.K. Plan was closed in 1994 and the accrued benefits under the U.K. Plan were transferred to Legal and General. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to an annuity benefit from Legal and General relating back to the closed U.K. Plan. The Pension Plan, Supplemental Plan, Post-Employment Agreement, former U.K. Plan annuity benefit and Expatriate Plan are described in more detail below.

The Company does not have a policy of granting any additional years of benefit service beyond the definition of benefit service within the plans identified above. A year of benefit service is earned for each year in which an employee completes at least 1000 hours of service for the Company.

Benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution equal to 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). Mr. Verrecchia waived his right to participate in either of these new 401(k) Plan features.

Pension Plan

Effective January 1, 2000, the Company amended the Pension Plan as part of an overall redesign of its retirement programs. The January 1, 2000 amendments to the Pension Plan implemented a number of changes. Among the significant changes, the amendments to the Pension Plan provided for a lump sum benefit or an annual benefit, both determined primarily on the basis of average compensation and actual years of service (previously years of service in excess of 30 years were excluded). Another aspect of the amendments made the benefits under the Pension Plan portable after five years of service with the Company.

Until January 1, 2007, employees working for the Company at the time of the January 1, 2000 amendments received the greater of the benefit provided by the unamended plan and the benefit provided by the amended plan. For such employees retiring on or after January 1, 2007, to compute their benefits the Company determines what the employee’s benefits would have been under the Pension Plan, prior to the amendment, as of December 31, 2006. If the benefits under the Pension Plan, prior to the amendment, are higher than the benefits provided for such employee under the Pension Plan following the amendment, the employee’s pension benefits are computed by adding the benefits accrued under the unamended plan, as of December 31, 2006, to the benefits accrued under the plan, as amended, for periods of service after January 1, 2007. For employees joining the Company after January 1,

2000, benefits will only be computed with respect to the Pension Plan as amended. Mr. Goldner and Mr. Nagler were hired after January 1, 2000 and, therefore, are covered only by the amended Pension Plan.

Prior to the January 1, 2000 amendment the annual annuity under the Pension Plan was computed as follows: (I) (A) 50% of the person’s five-year average compensation was reduced by (B) X% of the lesser of (i) the person’s three-year average compensation and (ii) the person’s social security covered compensation, and (II) the resulting amount was then multiplied by the ratio of years of benefit service (not to exceed 30) over 30. For purposes of computing benefits in this formula X equals: (i) 22.5 if the social security retirement age is 65, (ii) 21.0 if the social security retirement age is 66 and (iii) 19.5 if the social security retirement age is 67.

If benefits commenced prior to age 65, (A) and (B) above were adjusted separately for early commencement as follows: (A) is reduced by 4% per year until age 50 and on an actuarially equivalent basis thereafter and (B) is reduced 5/9th of 1% for the first 60 months commencement precedes social security retirement age and 5/18th of 1% for the next 60 months. Thereafter, (B) is reduced on a actuarially equivalent basis. In all cases, X above equals 22.5% for early commencement of benefits.

Following the January 1, 2000 amendment annual annuity benefits under the Pension Plan are computed as follows: (I) (A) 2/3 of 1% of the person’s five-year average compensation is added to (B) 1/3 of 1% of the person’s five-year average compensation in excess of the social security taxable wage base and the resulting amount is multiplied by (II) the person’s years of benefit service. Under the amended plan, benefits commencing prior to age 55 are reduced 1/4th of 1% for each month commencement precedes age 55, with a maximum reduction of 75%.

For purposes of the computations set forth above under the Pension Plan, “five-year average compensation” equals the highest consecutive five years of compensation during the last ten years, while “three-year average compensation” equals the three most recent years during the same five-year period. Compensation includes salary, non-equity incentive plan payments and any additional cash bonus (in the year paid) as well as tax-qualified elective deferrals and excludes equity based compensation, sign-on or retention bonuses and other forms of non-cash compensation that may be taxable to the executive. Compensation is subject to the maximum limits imposed under the Code (which is $225,000 for 2007).

Participants may elect to receive benefits as a lump sum payment or one of the annuity forms of payment available under the Pension Plan. Because the plan provides for a lump sum payment, benefits may commence at any age after termination, once vested (generally after five years of benefit service). For early commencement, the comparison of benefits under the amended and unamended formulae is determined based on the reduced benefit under each formula at the commencement age.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Supplemental Plan(Pension)

The Supplemental Plan provides benefits determined under the same benefit formula as the Pension Plan, but without regard to the compensation and benefit limits imposed by the Code. For determination of Supplemental Plan benefits, compensation deferred into the Non-qualified Deferred Compensation Plan is included in the year of deferral. Benefits under the Supplemental Plan are reduced by benefits payable under the Pension Plan. The Supplemental Plan benefits are not tax-qualified and are unfunded.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

Post-Employment Agreement With Mr. Verrecchia

Unless Mr. Verrecchia’s employment is terminated by the Company for Cause (as defined in the Post-Employment Agreement), Mr. Verrecchia shall receive an annuity benefit (calculated based on monthly installments) following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his five-year average compensation multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of his five-year average compensation. This enhanced retirement benefit is reduced by the pension benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Plan. If Mr. Verrecchia’s employment terminates due to his death, his spouse is entitled to the actuarial equivalent of the enhanced retirement benefits described above. Mr. Verrecchia’s enhanced retirement benefit under this agreement will be paid as a lump sum. Mr. Verrecchia is currently eligible for an unreduced retirement benefit under his Post-Employment Agreement.

U.K. Employee Benefits Plan

As a result of his service while in the U.K., Mr. Hargreaves accrued a benefit under the Company’s former U.K. Employee Benefits Plan (the “U.K. Plan”) and the Hasbro International Expatriate Pension Plan (the “Expatriate Plan”). The U.K. Plan was closed in 1994 and an annuity was purchased from Legal and General to provide the accrued benefits under the U.K. Plan. The Company no longer has any obligation to pay those benefits. Mr. Hargreaves is, however, entitled to the annuity benefit from Legal and General relating back to the closed U.K. Plan. The annual single straight-life annuity benefit earned by Mr. Hargreaves under the U.K. Plan as of the date his participation in the U.K. Plan ceased was 9,617 British pounds. This annuity amount is adjusted each year for inflation.

Expatriate Plan

Mr. Hargreaves is entitled to a defined benefit from the Hasbro International Expatriate Plan (the “Expatriate Plan”) which considers his services while in the U.K. For benefit service prior to 2006, the single straight-life annuity benefit under the Expatriate Plan was determined as follows: (I) (A) 2% of five-year average compensation minus 1.667% of the estimated social security benefit multiplied by (B) years of benefit service to a maximum of 30 years, with such benefits then being reduced by (II) the benefits payable from the (i) former U.K. Plan sponsored by Hasbro (which benefits are now being provided by Legal and General as a result of the buyout of deferred pensioners), (ii) Pension Plan, (iii) Supplemental Plan (pension benefits), (iv) the annuity equivalent of benefits attributable to the prior qualified and nonqualified plans, such as the Profit Sharing Plans and, for periods after 1999, (v) the 401(k) Plan. For benefit service after 2006, benefit accruals under the Expatriate Plan are calculated based on the amended Pension Plan and Supplemental Plan provisions described previously. As a minimum, the Expatriate Plan provides a benefit based on the amended Pension and Supplemental Plan provisions counting all years of benefit service, including employment in the UK, with such benefits being reduced by (i), (ii) and (iii) above. Commencement of benefits prior to normal retirement at age 65 and other payment options will reduce benefits under the Expatriate Plan.

As is noted in the description of Pension Plans set forth above, the benefits under this plan were frozen effective December 31, 2007.

***

The following table provides information with respect to fiscal 2007 for each of the named executive officers regarding defined contribution plans and other plans which provide for the deferral of compensation on a basis that is not tax-qualified.

	Non-Qualified Deferred Compensation
	Executive
	Contributions in	Registrant	Aggregate	Aggregate
	Last Fiscal	Contributions in	Earnings in Last	Withdrawals/		Aggregate Balance at
	Year	Last Fiscal Year	Fiscal Year	Distributions		Last Fiscal Year End
Name	($)(a)	($)(a)	($)	($)		($)(b)

Alfred J. Verrecchia	$238,230	$238,500	$313,361	$—		$3,824,514
Brian Goldner	$—	$160,413	$22,381	$117,295	(c)	$843,782
David D.R. Hargreaves	$207,141	$64,500	$170,191	$—		$2,979,203
Barry Nagler	$—	$45,000	$10,669	$—		$278,721
Frank Bifulco	$—	$43,200	$6,236	$17,670	(d)	$158,227

(a)	Both the executive and registrant contributions above are also disclosed in the preceding Summary Compensation Table as either salary, non-equity incentive plan compensation or under all other compensation, as applicable. Registrant contributions earned during 2007 but credited to the account during 2008, as well as executive contributions on amounts earned during 2007, but paid in 2008, are included in the table above.

(b)	Includes registrant and executive contributions on amounts earned during 2007 but credited during 2008. In addition to the amounts contributed for 2007, the amounts below were reported as compensation in prior

Summary Compensation Tables (Mr. Verrecchia has been a named executive officer since the Non-qualified Deferred Compensation Plan has been in place, Mr. Goldner and Mr. Hargreaves have had their compensation for fiscal 2000 forward reported as named executive officers in the Company’s previous proxy statements, and Mr. Nagler had his compensation for fiscal 2006 reported in last year’s proxy statement).

Alfred J. Verrecchia	$2,432,274
Brian Goldner	$880,556
David D.R. Hargreaves	$1,586,985
Barry Nagler	$33,300

(c)	Based on a one-time election, Mr. Goldner elected to receive distribution of the vested portion of his 2004 deferred bonus and related earnings.

(d)	On January 12, 2007, Mr. Bifulco was paid his previously elected in-service distribution of $12,025. Also includes $5,645 withdrawn from the account in connection with the first annual installment of his termination distribution on January 4, 2008.

Amounts included in the “Non-qualified Deferred Compensation” table above consist of executive deferrals and registrant contributions under the Supplemental Plan and the Non-qualified Deferred Compensation Plan, each of which are described below.

Supplemental Plan (401(k))

Each of the named executive officers participated in the Supplemental Plan. All registrant contributions reflected in the preceding table were allocated to the Supplemental Plan. Elective deferrals are not permitted under the Supplemental Plan. Investment earnings are credited to the individual account based on the return on ten-year treasury bills. Contributions are fully vested at all times, however remaining benefits are subject to forfeiture for violations of non-competition or confidentiality obligations or for termination due to certain criminal acts involving Company property. Benefits under the Supplemental Plan are payable as a lump sum upon termination of employment (including retirement and death), subject to a six-month waiting period under Code Section 409A, as applicable.

As is noted in the description of Pension Plans set forth in the preceding pages, effective January 1, 2008, this plan was expanded to include new program employer contributions in excess of IRS limits.

Non-qualified Deferred Compensation Plan

The Company’s Non-qualified Deferred Compensation program is available to all of the Company’s employees who are in band 40 (director level) or above, including the named executive officers. Participants may defer up to 75% of their base salary and 85% of the awards they are paid under the Company’s non-equity incentive plans. Participant account balances are credited with earnings based on the participant’s selection from the list of hypothetical investments below. The allocation of hypothetical investments may be changed as often as daily, with the exception of the Company Stock Fund. Selection of the Company Stock Fund is made once per year and becomes effective the following January. Rates of return earned by the named executive officers are the same as the rates of return earned by other participants selecting the same investment choices and are set forth in the table below for fiscal 2007. As such, the Company does not consider these rates of return to be “above-market” within the meaning of the rules of the United States Securities and Exchange Commission.

	Rate of		Rate of
	Return		Return
Investment	for 2007	Investment	for 2007

Money Market	5.21%	Growth I	26.96%
Income	4.77%	Growth II	17.59%
Growth & Income	1.53%	International	2.35%
Index 500	5.44%	Hasbro Phantom Stock	Approximates the rate of return on the Company’s common stock

Generally, account balances under the plan may be paid as a lump sum or in installments over a five, ten or fifteen-year period following the termination of employment, except amounts designated as short-term payouts which are payable at a pre-selected date in the future. Account balances may be distributed prior to retirement in the event of a financial hardship, but not in excess of the amount needed to meet the hardship.

Potential Payments Upon Termination or Change in Control; Employment Agreements

The following tables provide information as to the value of incremental payments and other benefits that would have been received by four of the named executive officers upon a termination of their employment with the Company due to various types of situations, or upon a change in control of the Company, assuming such termination and/or change in control had taken place on December 28, 2007 (the last business day of the Company’s 2007 fiscal year). The benefits reflect the closing price of the Company’s Common Stock of $25.91 on December 28, 2007, where appropriate, except that in the case of a Change in Control, the benefits reflect a price of $30.17 per share (which was the highest price during the sixty days prior to December 28, 2007, as computed in accordance with the Company’s equity compensation plans). Following these tables is a narrative description of the plans and agreements pursuant to which these payments and benefits are payable. A table has not been included for Mr. Bifulco because his employment with the Company terminated effective December 31, 2007. Included on page 45 of this proxy statement is a description of the actual severance benefits received by Mr. Bifulco in connection with the termination of his employment.

In addition to the benefits detailed in the following tables, the named executive officers are eligible to receive vested benefits under the Company’s pension plans and deferred compensation plans, to the extent applicable, which are quantified in the preceding tables in this proxy statement, as well as benefits under stock options held by such executive officers which are vested and exercisable as of the date of their termination. In addition, the named executive officers are eligible to participate in the Company’s post-retirement medical program, which is available to all salaried employees and provides post-retirement life insurance and access to health coverage funded by the retiree at the same rates as an active employee.

Alfred J. Verrecchia

					Involuntary
				Involuntary	Without
				w/out	Cause or for
				Cause /	Good
	Mutual			Voluntary	Reason(w/
	Voluntary	Involuntary		for Good Reason	Change in
	Resignation	for Cause		(a)	Control)(b)	Disability			Death			Retirement

Cash Severance
Base Salary	$1,800,000	$0		$2,100,000	$3,087,810		$1,800,000			$0			$0
Bonus	$2,340,000	$0		$2,730,000	$4,749,702		$2,340,000			$0			$0
Target Bonus for 2007	$0	$0		$0	$1,560,000		$0			$0			N/A

Total Cash Severance	$4,140,000	$0		$4,830,000	$9,397,512		$4,140,000			$0			$0
Benefits & Perquisites
Pension(c)	$962,668	$0	(d)	$962,668	$3,686,061		$962,668			$0			$962,668
Health and Welfare Benefits	$21,865	$0		$25,510	$43,731		$21,865			$0			$0
Outplacement	$0	$0		$0	$0	$	N/A		$	N/A		$	N/A

Total Benefits & Perquisites	$984,533	$0		$988,178	$3,729,792		$984,533			$0			$962,668
280G Tax Gross-Up(b)	N/A	N/A		N/A	$9,831,298		N/A			N/A			N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$4,329,113		$2,643,522			$2,643,522			$0
Value of Accelerated Performance Shares	$0	$0		$0	$5,989,017		$2,459,726	(e)		$2,459,726	(e)		$2,459,726	(e)

Total Value of Accelerated Equity Grants	$0	$0		$0	$10,318,130		$5,103,248			$5,103,248			$2,459,726
Total Value: Incremental Benefits	$5,124,533	$0		$5,818,178	$33,276,732		$10,227,781			$5,103,248			$3,422,394

(a)	As of December 28, 2007, Mr. Verrecchia was eligible for 21 months of severance benefits under the terms of his post-employment agreement in the event of a termination without cause or for good reason.

(b)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(c)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(d)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Verrecchia’s post-employment agreement, including both pension and deferred compensation, are subject to forfeiture.

(e)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 28, 2007.

Brian Goldner

					Involuntary
				Involuntary	Without
				w/out	Cause or for
				Cause /	Good Reason
	Voluntary	Involuntary		Voluntary	(w/ Change in
	Resignation	for Cause		for Good Reason	Control)(a)	Disability			Death			Retirement

Cash Severance
Base Salary	$0	$0		$1,600,000	$2,140,155		$0			$0		N/A
Bonus	$0	$0		$1,600,000	$2,571,756		$0			$0		N/A
Target Bonus for 2007	$0	$0		$0	$800,000		$0			$0		N/A

Total Cash Severance	$0	$0		$3,200,000	$5,511,911		$0			$0		N/A
Benefits & Perquisites
Pension(b)	$155,071	$0	(c)	$155,071	$336,914		$155,071			$0		N/A
Health and Welfare Benefits	$0	$0		$30,044	$45,066		$0			$0		N/A
Outplacement	$0	$0		$17,000	$17,000	$	N/A		$	N/A		N/A

Total Benefits & Perquisites	$155,071	$0		$202,115	$398,980		$155,071			$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	$4,145,052		N/A			N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$1,018,248	$1,661,251		$1,018,248			$1,018,248		N/A
Value of Accelerated Restricted Stock	$0	$0		$518,200	$603,400		$518,200			$518,200		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$2,218,491		$933,748	(d)		$933,748	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$1,536,448	$4,483,142		$2,470,196			$2,470,196		N/A
Total Value: Incremental Benefits	$155,071	$0		$4,938,563	$14,539,085		$2,625,267			$2,470,196		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Goldner’s employment agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 28, 2007.

David D.R. Hargreaves

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason
	Voluntary	Involuntary		Without	(w/ Change in
	Resignation	for Cause		Cause	Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0		$600,000	$1,512,051	$0		$0		N/A
Bonus	$0	$0		$0	$1,280,100	$0		$0		N/A
Target Bonus for 2007	$0	$0		$0	$420,000	$0		$0		N/A

Total Cash Severance	$0	$0		$600,000	$3,212,151	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$513,508	$0	(c)	$513,508	$921,326	$513,508		$0		$513,508
Health and Welfare Benefits	$0	$0		$15,192	$45,575	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$513,508	$0		$545,700	$983,901	$513,508		$0		$513,508
280G Tax Gross-Up	N/A	N/A		N/A	$2,301,721	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$787,715	$482,308		$482,308		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$1,205,985	$484,713	(d)	$484,713	(d)	$484,713	(d)

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,993,700	$967,021		$967,021		$484,713
Total Value: Incremental Benefits	$513,508	$0		$1,145,700	$8,491,473	$1,480,529		$967,021		$998,221

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Hargreaves’ change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 28, 2007.

Barry Nagler

					Involuntary
					Without
					Cause or for
				Involuntary	Good Reason
	Voluntary	Involuntary		Without	(w/ Change in
	Resignation	for Cause		Cause	Control)(a)	Disability		Death		Retirement

Cash Severance
Base Salary	$0	$0		$475,000	$1,425,513	$0		$0		N/A
Bonus	$0	$0		$0	$1,092,000	$0		$0		N/A
Target Bonus for 2007	$0	$0		$0	$285,000	$0		$0		N/A

Total Cash Severance	$0	$0		$475,000	$2,802,513	$0		$0		N/A
Benefits & Perquisites
Pension(b)	$32,005	$0	(c)	$32,005	$121,211	$32,005		$0		N/A
Health and Welfare Benefits	$0	$0		$15,175	$45,524	$0		$0		N/A
Outplacement	$0	$0		$17,000	$17,000	N/A		N/A		N/A

Total Benefits & Perquisites	$32,005	$0		$64,180	$183,735	$32,005		$0		N/A
280G Tax Gross-Up	N/A	N/A		N/A	$1,709,461	N/A		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0	$0		$0	$747,515	$457,746		$457,746		N/A
Value of Accelerated Performance Shares	$0	$0		$0	$987,886	$415,795	(d)	$415,795	(d)	N/A

Total Value of Accelerated Equity Grants	$0	$0		$0	$1,735,401	$873,541		$873,541		N/A
Total Value: Incremental Benefits	$32,005	$0		$539,180	$6,431,110	$905,546		$873,541		N/A

(a)	In the event of a Change in Control and no termination of employment, only the long-term incentive values would be payable to the executive and would not result in excise tax under Section 4999 of the Code.

(b)	The incremental amounts shown are in addition to the amounts disclosed in the Pension Benefits table and, with the exception of the CIC enhancement, result solely from differences in timing and form of payment. The incremental values assume that all benefits are paid as a one-time lump sum and reflect interest and mortality assumptions under the Company’s Pension Plan, whereas the Pension Plan table reflects long-term assumptions used for financial statement purposes.

(c)	In the case of a termination for Cause, non-qualified benefits under the Supplemental Plan and Mr. Nagler’s change in control agreement, including both pension and deferred compensation, are subject to forfeiture.

(d)	For purposes of these calculations the target number of shares is pro-rated for the portion of the performance period completed as of December 28, 2007.

Agreements and Arrangements Providing Post-Employment and Change in Control Benefits

The Company provides post-employment benefits through broad-based programs as well as individual agreements for certain executives. Benefits provided through each of the following programs are summarized below and the value of these benefits in various situations is included in the preceding tables.

•	Hasbro Equity Incentive Plans

•	Hasbro Severance Benefit Plan

•	Change of Control Agreements

•	Post-Employment Agreement with Alfred Verrecchia

•	Employment Agreement with Brian Goldner

Benefits Under Hasbro Equity Incentive Plans

The executive officers of the Company and certain of the Company’s other employees have outstanding equity awards, in the form of stock options, restricted stock grants, deferred restricted stock units and/or contingent stock performance awards, under a number of equity incentive plans, including the Company’s 1995 Stock Incentive Performance Plan, 1997 Employee Non-qualified Stock Plan and 2003 Stock Incentive Performance Plan.

Unless modified by the individual equity grant agreements entered into between the Company and an executive officer, all equity awards (including stock options, restricted stock grants, deferred restricted stock units and contingent stock performance awards) under all of the Company’s equity incentive plans are subject to the post-termination provisions which are summarized below, based on the type of termination or the occurrence of a change of control.

Effect of a Change of Control

Upon a change in control, whether or not an executive officer’s employment is terminated, all of such officer’s options become immediately exercisable and will be canceled in exchange for payment in the amount of the difference between the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control, and the exercise price of such options. This payment will be made in a lump sum in cash or shares of Common Stock, or a combination thereof, in the discretion of the Compensation Committee.

Shares of restricted stock, deferred restricted stock units and the target number of shares subject to contingent stock performance awards will become immediately vested upon a change in control and settled in a similar manner as stock options, described above, except that there is no exercise price for restricted stock, deferred stock units or performance shares, so the value received will be the product of the number of shares multiplied by the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which the Change of Control shall have occurred or, if higher, the highest reported sales price of a share of Common Stock during the sixty-day period immediately preceding the date of the Change of Control.

For purposes of the Company’s equity incentive plans, “Change of Control” bears the same definition as described in the Change of Control Agreements, which are described below.

Disability Termination

If an executive officer’s employment with the Company is terminated due to a permanent disability of such officer, then for such officer’s outstanding equity awards: (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of such disability, (ii) all restricted and deferred stock awards immediately vest and (iii) outstanding contingent stock performance awards remain outstanding for the remainder of the performance period and at the end of the performance period the number of shares which would have been earned under the award is pro-rated based on the portion of the performance period prior to officer’s termination due to disability and such pro-rated number of shares is paid to the officer.

Termination due to Death of an Officer

If an executive officer’s employment with the Company terminates due to the officer’s death, then for such officer’s outstanding equity awards (i) all unvested stock option awards immediately vest and become exercisable for a period of one year following the date of death or the appointment of the executor of such officer’s estate, (ii) all restricted stock and deferred stock unit awards immediately vest and (iii) outstanding contingent stock performance awards are paid out based on the pro-rated portion of the performance period completed prior to the officer’s death, with such pro-rated period applied to the target number of shares subject to such awards.

Retirement

Upon retirement of an executive officer, outstanding equity awards are treated in the following manner: (i) if the retirement qualifies as normal retirement, where the officer is 65 or older and has five or more years of service with the Company, all stock option awards vest and become exercisable for a period of one year following retirement, (ii) if the retirement qualifies as early retirement under the equity plans, the Compensation Committee has discretion whether or not to accelerate the vesting of unvested stock options, restricted stock and deferred stock units (the preceding tables assume the Compensation Committee does not exercise its discretion to vest additional shares) and (iii) if it qualifies as normal retirement or early retirement, unearned performance share awards remain outstanding for the remainder of the performance period and at the end of the period the number of shares which are actually earned are pro-rated for the portion of the performance period during which the officer was employed and such pro-rated portion is paid to the retired executive.

Other Voluntary or Involuntary Terminations

For all other terminations of employment by an executive officer, no additional vesting of equity awards occurs as a result of termination but (i) stock options that were currently exercisable prior to termination remain exercisable for a period of from three (in the case of stock options granted with an exercise price equal to fair market value on the date of grant) to six (in the case of stock options granted with an exercise price in excess of the fair market value on the date of grant) months following the date of termination and (ii) all unvested restricted shares and stock units, and unearned contingent stock performance awards, are forfeited.

Hasbro Severance Benefit Plan

The Company’s Severance Benefits Plan provides for a basic level of severance benefits and a more substantial level of benefits, subject to the individual signing a severance agreement acceptable to the Company. These benefits are provided if the executive is terminated by the Company without cause. The benefits shown for Mr. Hargreaves and Mr. Nagler in the preceding tables assume that each officer signs an acceptable severance agreement and is thereby eligible for the following benefits under the Company’s Severance Benefits Plan: (i) continuation of base salary for a period equal to the greater of 2 weeks for each complete year of service with the Company or one year, (ii) continuation of Health & Welfare benefits for the same period including medical, dental, vision and life insurance, with the Company sharing the cost at the same rate as a similarly situated active employee and (iii) participation in an outplacement program. The amount shown in the tables above assumes one year of participation for each of these two executives. However, benefits under the Company’s Severance Benefits Plan cease upon re-employment of an executive, provided that if the individual notifies the Company of the new employment, the Company will provide a lump sum equal to 50% of the remaining severance pay as of the date of new employment.

Change of Control Agreements

Each of Alfred J. Verrecchia, Brian Goldner, David D.R. Hargreaves and Barry Nagler are parties to change in control agreements, as amended (the “Change of Control Agreements”) with the Company. The Change of Control Agreements come into effect only upon a “Change of Control,” as defined therein, and continue for three years after such date (the “Employment Period”).

If, during the Employment Period, an executive’s employment with the Company is involuntarily terminated other than for “Cause,” the executive is entitled to the executive’s (a) average annual salary for the five years preceding the Change of Control (or such lesser number of actual years employed) plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five completed years preceding the Change of Control (or such lesser number of actual years employed), in each case multiplied by three (or multiplied by two if the special bonus described in the following sentence has already been paid). In addition, if the executive remains employed through the first anniversary of the Change in Control the executive will receive a special bonus equal to one year’s salary and bonus, computed using the five-year look back period described in the prior sentence.

If the executive’s employment is involuntarily terminated other than for “Cause” during the Employment Period, the executive would also be entitled to an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company’s retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. In addition, the executive and the executive’s family would be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 4999 of the Code or any tax imposed by Section 409A of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such taxes not applied.

In addition, the Change of Control Agreements permit an executive to terminate the executive’s employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Change of Control Agreements. Under certain circumstances, certain payments by the Company pursuant to the Change of Control Agreements may not be deductible for federal income tax purposes pursuant to Section 280G of the Code.

A “Change of Control” is defined as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company’s outstanding voting securities, a change in the majority of the Board, consummation of a reorganization, merger, consolidation, substantial asset sale involving, or shareholder approval of a liquidation or dissolution of, the Company subject, in each case, to certain exceptions. “Cause” is defined, for purposes of the Agreements, as demonstrably willful or deliberate violations of the executive’s responsibilities which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company, which are unremedied after notice, or conviction of the executive of a felony involving moral turpitude.

Post-Employment Agreement with Alfred J. Verrecchia

The Company and Mr. Verrecchia entered into a Post-Employment Agreement, effective as of March 10, 2004 (the “Post-Employment Agreement”). Under the Post-Employment Agreement, if Mr. Verrecchia’s employment is terminated by the Company without “Cause” or by Mr. Verrecchia for “Good Reason”, then the Company shall pay Mr. Verrecchia severance pay of up to three years’ annual base salary and bonus, contingent on Mr. Verrecchia executing a severance and settlement agreement. If Mr. Verrecchia’s employment is terminated by the Company without Cause or by Mr. Verrecchia with Good Reason: (i) after September 1, 2006, but before March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for the number of months which is equal to thirty-six (36) less the number of whole months for which Mr. Verrecchia is employed by the Company after September 1, 2006 and (ii) after March 1, 2008, Mr. Verrecchia is eligible to receive severance pay of monthly base salary and monthly bonus for eighteen (18) months. If Mr. Verrecchia’s employment is terminated by the Company without Cause and at the time of such termination the Company has in place a severance plan of general applicability for which Mr. Verrecchia is eligible, Mr. Verrecchia will be entitled to the greater of the benefits offered under this general severance plan and those offered under the Post-Employment Agreement. Finally, if Mr. Verrecchia’s employment is terminated by mutual agreement of the Company and Mr. Verrecchia because of a family medical emergency or other reason beyond Mr. Verrecchia’s control which results in him being unable to work or because of a disability (as defined), then in each case Mr. Verrecchia is entitled to eighteen (18) months of monthly base salary and bonus.

For purposes of the Post-Employment Agreement, monthly base salary is equal to the annual base salary paid to Mr. Verrecchia for the fifty-two (52) weeks immediately preceding the week of his termination, divided by twelve (12). The monthly bonus shall equal the annual target bonus for Mr. Verrecchia for the year in which his employment is terminated, divided by twelve (12). Mr. Verrecchia is also entitled to continuation of medical, dental and certain other benefits during the period in which he is receiving severance pay under the Post-Employment Agreement. However, in the event of a Change in Control, the benefits payable under the Post-Employment Agreement are reduced by the amount of any benefits received by Mr. Verrecchia under the Change of Control Agreements described above.

The Post-Employment Agreement also provides Mr. Verrecchia with certain enhanced retirement benefits. Unless Mr. Verrecchia’s employment is terminated by the Company for Cause, he shall receive an annuity benefit, computed based upon monthly installments, following the termination of his employment for the remainder of his life in an annual amount equal to 1.5% of his final average pay (as defined in the Post-Employment Agreement) multiplied by Mr. Verrecchia’s years of service with the Company, but not to exceed 60% of final average pay. Mr. Verrecchia has elected to receive this enhanced retirement benefit as a lump sum, provided that if Mr. Verrecchia dies prior to his retirement, the survivor benefit will be paid as an annuity. The enhanced retirement benefit is also reduced by the benefits provided to Mr. Verrecchia by the Pension Plan and Supplemental Benefit Plan. If Mr. Verrecchia’s employment terminates due to his death, his spouse is entitled to the actuarial equivalent of the enhanced retirement benefits described above.

For purposes of the Post-Employment Agreement “Good Reason” means a material demotion of Mr. Verrecchia or a material reduction in Mr. Verrecchia’s base salary or target bonus, unless such reduction is due to a generally applicable reduction in the compensation of the Company’s senior executives. “Cause” has the same definition as in the Change in Control Agreements described above.

As is described in the preceding pages, benefits earned under the Pension Plan, the Supplemental Plan (Pension) and the Expatriate Plan were frozen effective December 31, 2007. Effective January 1, 2008, the Company amended its 401(k) Plan to include an additional annual Company contribution equal to 3% of an employee’s base salary and bonus, which is in addition to the pre-existing Company matching formula. In addition, for eligible employees meeting certain age and service requirements, there will be an additional annual transition contribution ranging from 1% to 9% of the employees’ base salary and bonus during the years 2008 through 2012. Annual contributions in excess of IRS limits are provided on a nonqualified plan basis in the Supplemental Plan (401(k)). In light of the benefits to which he is entitled under the Post-Employment Agreement, Mr. Verrecchia waived his right to participate in either of these new 401(k) Plan features.

The Post-Employment Agreement contains certain post-employment restrictions on Mr. Verrecchia, including an eighteen (18) month non-competition agreement and provisions protecting the Company’s confidential information.

Employment Agreement with Brian Goldner

On January 20, 2006, the Company entered into an Employment Agreement (the “Employment Agreement”) with Brian Goldner, the Company’s then newly-appointed Chief Operating Officer. Under the Employment Agreement, Mr. Goldner agreed to serve as the Company’s Chief Operating Officer, reporting to the Company’s President and Chief Executive Officer. The Employment Agreement has an initial three-year term expiring January 19, 2009. Thereafter the Employment Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term.

Under the Employment Agreement, for that portion of 2006 occurring after the date of the Employment Agreement, Mr. Goldner was entitled to receive an annualized base salary of $800,000 and be eligible to receive a management incentive plan bonus based on a target of eighty-five percent (85%) of his earned base salary. Beginning in 2007 and thereafter, the Employment Agreement provides that Mr. Goldner’s base salary and target bonus will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board.

Pursuant to the Employment Agreement, Mr. Goldner was granted 20,000 shares of restricted stock on January 20, 2006. These shares will vest in one installment on January 20, 2009, provided that Mr. Goldner remains employed with the Company through that date. The shares are subject to earlier vesting in certain situations, such as a change in control of the Company or upon the death of Mr. Goldner.

The Employment Agreement provides that Mr. Goldner will participate in the Company’s long-term incentive program in the same manner as other senior executives, provided that his target award shall be second only to that of the Chief Executive Officer. Mr. Goldner will also participate in the Company’s other benefit programs under the terms which are extended to senior executives.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for “Cause”, or at his election for other than “Good Reason”, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; (B) due to Mr. Goldner’s death or Disability (as defined in the Employment Agreement) the Company will pay to Mr. Goldner or his estate the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs and (C) by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner complies with the terms of the Company’s severance policy, then Mr. Goldner will be entitled to severance benefits for two years pursuant to the Company’s severance plan, payment of a target bonus for each of the two fiscal years following the year of termination and all of his unvested stock options and restricted stock will fully vest. The Company’s severance plan includes the payment of base salary and continuation of benefits during the severance period. If Mr. Goldner begins permissible alternate employment during the severance period and notifies the Company of such employment, he will receive in a lump sum 50% of any remaining salary payments due as severance under the Employment Agreement.

For purposes of the Employment Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s material failure to perform: (i) Mr. Goldner’s assigned duties for the Company; or (ii) Mr. Goldner’s obligations under the Employment Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by Mr. Goldner to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company. “Good Reason” means: (a) a material reduction in Mr. Goldner’s base salary or target bonus, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives, or (b) an organizational change in which Mr. Goldner no longer reports directly to Alfred J. Verrecchia as Chief Executive Officer.

The Employment Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement. The Agreement does not modify Mr. Goldner’s existing Change in Control Agreement with the Company, dated March 18, 2000. In the event of a Change in Control (as defined in the Change in Control Agreement) the benefits payable pursuant to the Employment Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

Severance Benefits for Frank Bifulco

Frank Bifulco’s employment with the Company terminated effective December 31, 2007. Pursuant to the Company’s Severance Benefits Plan, Mr. Bifulco is receiving continuation of his $475,000 base salary and continuation of his benefits (including medical, dental, vision and life insurance) both for one year from the date of termination of his employment. In addition, the Compensation Committee accelerated the vesting of two tranches of Mr. Bifulco’s outstanding unvested stock options effective as of December 31, 2007. An aggregate of 46,927 shares of Common Stock became purchaseable pursuant to this acceleration (20,000 shares with an exercise price of $20.57 per share and 26,927 shares with an exercise price of $18.815 per share).

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board as of the 2007 fiscal year end were Jack M. Connors, Jr. (Chair), Frank J. Biondi, Jr. and E. Gordon Gee. None of the members of the Compensation Committee during fiscal 2007 had at any time been an officer or employee of the Company or of any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Compensation Committee during fiscal 2007.

COMPENSATION OF DIRECTORS

The following table sets forth information concerning compensation of the Company’s directors for fiscal 2007. Mr. Verrecchia, the Company’s President and Chief Executive Officer, also served on the Company’s Board during fiscal 2007. However, Mr. Verrecchia does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company. Kenneth A. Bronfin and Brian Goldner both joined the Board of Directors in fiscal 2008. As such, Mr. Bronfin did not receive any compensation as a director in fiscal 2007. Mr. Goldner is an executive officer of the Company and will not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company.

Director Compensation

						Change in
						Pension
						Value and
	Fees					Non-Qualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
	Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)(a)	($)(b)	($)(b)		($)	($)(c)	($)	($)

Basil L. Anderson	$90,021	$72,106	$23,431		N/A	N/A	N/A	$185,558
Alan R. Batkin	$61,021	$46,749	$0		N/A	$12,849	N/A	$120,619
Frank J. Biondi, Jr.	$60,021	$84,911	$18,609		N/A	N/A	N/A	$163,541
John M. Connors, Jr.	$79,021	$79,405	$33,965		N/A	N/A	N/A	$192,391
Michael W.O. Garrett	$68,521	$85,155	$18,241		N/A	N/A	N/A	$171,917
E. Gordon Gee	$62,021	$79,509	$17,216		N/A	N/A	N/A	$158,746
Jack M. Greenberg	$87,146	$80,555	$30,708		N/A	N/A	N/A	$198,409
Alan G. Hassenfeld	$300,021	$89,979	$418,038	(d)	N/A	N/A	N/A	$808,038
Claudine B. Malone(e)	$72,521	$86,101	$0		N/A	$38,308	N/A	$196,930
Edward M. Philip	$82,521	$72,837	$26,862		N/A	N/A	N/A	$182,220
Paula Stern	$61,021	$77,595	$18,609		N/A	N/A	N/A	$157,225

(a)	Includes amounts which are deferred by directors into either the stock unit account or the interest account under the Deferred Compensation Plan for Non-Employee Directors.

(b)	Please see note 10 to the financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 30, 2007, for a detailed discussion of the assumptions used in valuing stock and option awards. The following quarter end stock prices were used for purposes of valuing directors’ balances in stock unit accounts under the Deferred Plan in fiscal 2007: Q1, $28.62, Q2 $31.41, Q3 $27.88 and Q4 $25.58.

In addition to reflecting the accounting expense recognized by the Company for stock awards made to the directors (this expense for the director stock award in 2007 was $89,979 per director), the stock awards column also includes, to the extent applicable, the (i) 10% matching contribution which the Company makes to a director’s account under the Deferred Compensation Plan for Non-Employee Directors (the “Deferred Plan”) on all amounts deferred by such director into the Company’s stock unit account under the Deferred Plan, (ii) deemed dividends which are paid on outstanding balances in stock unit accounts under the Deferred Plan and (iii) the variable accounting expense which the Company recognizes with respect to the changes in value of outstanding stock unit account balances held by the directors under the Deferred Plan. For directors who have significant accumulated balances in their stock unit accounts under the Deferred Plan, the increase or decrease in the value of such accounts in a year in which the Company’s stock price appreciates or depreciates significantly, can result in a significantly larger or smaller stock (and potentially negative, in a year in which there is a very significant depreciation in the stock price) expense for the Company, which is in turn reflected in values which can vary greatly from year to year in the “Stock Awards” column above.

No options were granted to any of the outside directors in 2007. The amounts reflected in the option awards column represent expense associated with previous option grants made to these directors. For Mr. Hassenfeld this expense relates to options which were granted to him when he served as a full-time employee and executive officer of the Company. Mr. Hassenfeld retired as an employee of the Company effective on December 31, 2005.

(c)	The amounts reflected in this column consist entirely of the change in pension value during fiscal 2007 for two directors. As is discussed in more detail in the following pages, in 2003 the Company eliminated its director pension plan on a go forward basis, such that directors joining the board after that time would not be eligible to participate in the pension plan. However, directors serving on the Board at the time that the pension plan was eliminated were given the ability to (i) either continue to accrue benefits under the director pension plan or instead to elect, effective as of specified dates ranging from May 1, 2003 through May 1, 2006, to start receiving stock options under the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Option Plan”) and (ii) to the extent that a director opted into participation in the 2003 Director Option Plan, to have their accumulated benefits under the pension plan converted into stock units under the Deferred Compensation Plan for Non-employee directors (the “Deferred Plan”). With the exception of Mr. Batkin and Ms. Malone, all of the Company’s current directors who were directors at the time of this transition opted into the 2003 Director Option Plan in 2003 and elected to convert their balance in the director pension plan into deferred stock units under the Deferred Plan. As such, other than Mr. Batkin and Ms. Malone, no current directors will receive any pension benefits and none of these directors accrued any such benefits during 2007.

This column does not include interest earned on balances held in directors’ interest accounts under the Deferred Plan. Such interest is paid at the five-year treasury bill rate.

(d)	This amount relates to options which were granted to Mr. Hassenfeld prior to his retirement as a full-time employee of the Company. These options, to the extent unvested, continue to vest during Mr. Hassenfeld’s service on the Board.

(e)	Ms. Malone previously served on the Board from 1992 to 1999 and accrued a pension benefit in accordance with that prior service, which is currently being paid to her. Ms. Malone was paid $6,855 in 2007 under this benefit.

(f)	The non-employee directors held the following outstanding stock and option awards as of December 30, 2007. Note that Kenneth A. Bronfin did not become a director until March 1, 2008.

	Outstanding	Outstanding
Name	Option Awards	Stock Awards

Basil L. Anderson	29,250	7,544
Alan R. Batkin	0	7,544
Frank J. Biondi, Jr.	29,250	7,544
Jack M. Connors, Jr.	18,000	7,544
Michael W.O. Garrett	12,000	7,544
E. Gordon Gee	29,250	7,544
Jack M. Greenberg	18,000	7,544
Alan G. Hassenfeld	1,330,000	7,544
Claudine B. Malone	0	7,544
Edward M. Philip	29,250	7,544
Paula Stern	29,250	7,544

The outstanding stock awards consist of the non-employee director stock grants made in May of 2006 (4,769 shares) and May of 2007 (2,775 shares). Each director was given the option, prior to the beginning of the year of grant, to receive the shares subject to the upcoming annual grant either at the time of grant, or to defer receipt of the shares until they retire from the Board. However, the shares are shown as outstanding stock awards above, whether or not the director received currently, or deferred receipt of, some or all of these shares, as all directors either hold such shares or the right to receive such shares upon retirement.

Current Director Compensation Arrangements

With the exception of Mr. Hassenfeld, whose Chairmanship Agreement is described later in this proxy statement, all members of the Board who are not otherwise employed by the Company (“non-employee directors”) receive a retainer of $55,000 per year. The Chairs of the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating, Governance and Social Responsibility Committee each received an additional retainer of $10,000 per year for their service as Chairs of these committees in fiscal 2007. Effective for fiscal 2008, the Chair of the Audit Committee will receive $15,000 per year for such service. The retainer for the Chairs of the other committees of the Board will remain the same as 2007. The Company’s Presiding Director currently receives an additional retainer of $25,000 per year for serving in that role.

No meeting fees are paid for attendance at meetings of the full Board. However, non-employee directors receive a fee of $1,500 for each committee meeting attended in person, and $1,000 for telephonic participation in committee meetings. Action by written consent is not considered attendance at a committee meeting for purposes of fees to directors.

Beginning in 2006, the Company shifted to stock awards, instead of stock options, to provide equity compensation to its non-employee directors. As part of the implementation of this policy, the Company terminated the 2003 Stock Option Plan for Non-Employee Directors (which is described below) effective as of December 31, 2005. Under its new program, the Company anticipates issuing to each non-employee director, in May of every year, that number of shares of Common Stock which have a set fair market value (based on the fair market value of the Common Stock on the date of grant). In fiscal 2007, the director stock grants had grant date fair market values of $90,000. For fiscal 2008, each non-employee member of the Board will receive a stock award with a grant date fair market value of $105,000. These shares are immediately vested, but the Board has adopted stock ownership guidelines which mandate that Board members may not sell any shares of the Company’s Common Stock which they hold, including shares which are obtained as part of this yearly stock grant, until they own shares of Common Stock with an aggregate market value equal to at least $275,000 (which is equivalent to five times the annual Board retainer). Board members are permitted to sell shares of Common Stock they hold with a value in excess of $275,000, as long as they continue to hold at least $275,000 worth of Common Stock.

Pursuant to the Deferred Compensation Plan for Non-employee Directors (the “Deferred Plan”), which is unfunded, non-employee directors may defer some or all of the annual Board retainer and meeting fees into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the dividends paid on an equivalent number of shares of Common Stock is credited to each non-employee director’s stock unit account as of the end of the quarter in which the dividend was paid. Non-employee directors may also defer any portion of their retainer and/or meeting fees into an interest account under the Deferred Plan, which bears interest at the five-year treasury rate.

The Company makes a deemed matching contribution to a director’s stock unit account under the Deferred Plan equal to 10% of the amount deferred by the director into the stock unit account, with one-half of such Company contribution vesting on December 31st of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31st, provided that the participant remains a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after age seventy-two. Compensation deferred under the Deferred Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

Beginning in fiscal 2008 the Company is also offering a matching gift program for its Board members pursuant to which the Company will match charitable contributions, up to a maximum yearly Company match of $5,000, made by Board members to qualifying non-profit organizations and academic institutions.

Chairmanship Agreement with Alan G. Hassenfeld

Effective on August 30, 2005 the Company entered into a Chairmanship Agreement (the “Chairmanship Agreement”) with Alan G. Hassenfeld. The Chairmanship Agreement provided for Mr. Hassenfeld’s transition from an employee Chairman of the Board to a non-employee Chairman of the Board. Pursuant to the Chairmanship Agreement, Mr. Hassenfeld continued to serve as an employee Chairman of the Company until December 31, 2005 (the “Transition Date”).

On the Transition Date, Mr. Hassenfeld ceased to be an employee of the Company and his employee salary, bonus and other employee benefits ceased as well, provided that Mr. Hassenfeld retained all of his vested retirement benefits provided under the Company’s retirement plans, as well as all other retirement benefits generally made available to retired employees under other plans and programs of the Company. Following the Transition Date, Mr. Hassenfeld serves as the non-employee Chairman of the Board for an initial three-year term beginning January 1, 2006 and ending on December 31, 2008 (the “Chairmanship Period”). Thereafter, Mr. Hassenfeld’s Chairmanship Agreement is subject to renewal for additional one-year periods unless he or the Board provide notice of the intent not to renew at least six months prior to the end of the then current term. Mr. Hassenfeld’s continued service as the non-employee Chairman of the Board will be contingent upon his annual reelection to the Board by the Company’s shareholders.

The Chairmanship Agreement provides that during the Chairmanship Period, Mr. Hassenfeld shall provide leadership to the Board by, among other things, working with the Chief Executive Officer, the Presiding Director and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the recruitment and orientation of new directors, address issues of director performance, assist in consideration and Board adoption of the Company’s strategic plan and annual operating plans, and help promote senior management succession planning. In addition, the Chairman will assist the Company’s Chief Executive Officer by advising on Board-related issues, helping to develop programs and actions to reinforce Hasbro’s core values, providing leadership in the development of the Company’s corporate social responsibility strategy, acting as a Company spokesperson on issues of corporate social responsibility, and representing the Company at industry conferences, as appropriate.

Mr. Hassenfeld receives a retainer during the Chairmanship Period of $300,000 per year (the “Chairmanship Retainer”) and is eligible to receive Board meeting fees, equity grants and such other benefits (excluding the general non-employee Board retainer, which Mr. Hassenfeld does not receive) as may be provided from time to time to the other non-employee members of the Company’s Board. During the Chairmanship Period, Mr. Hassenfeld is also entitled to an office, support services and expense reimbursement pursuant to an agreed budget.

As of the Transition Date, Mr. Hassenfeld became eligible to begin receiving a retirement pension benefit payable in regular monthly installments during his remaining lifetime. This annual pension benefit, payable in a single-life annuity, will be $814,500 a year until Mr. Hassenfeld reaches the age of 65. Thereafter, the annual pension benefit will be $796,800. These pension benefit payments include all pension benefits previously accrued by Mr. Hassenfeld as an employee of the Company. In the event of Mr. Hassenfeld’s death, the pension benefits described in the preceding sentences would be payable in an actuarially equivalent joint and survivor form to Mr. Hassenfeld’s spouse. In addition, by virtue of his ongoing service as Chairman of the Board, Mr. Hassenfeld’s outstanding stock options will continue to vest, in accordance with their terms, during the time that Mr. Hassenfeld serves as a non-employee Chairman.

In the event that Mr. Hassenfeld’s service as a non-employee Chairman ends due to his resignation, death, disability, or failure to be reelected to the Board by the Company’s shareholders, or in the event that the Company terminates Mr. Hassenfeld’s service as Chairman for Cause (as defined in the Chairmanship Agreement), Mr. Hassenfeld’s compensation as a non-employee Chairman, including the Chairmanship Retainer and any additional compensation provided to non-employee directors, would cease immediately. If Mr. Hassenfeld’s service as Chairman is terminated by Hasbro without Cause during the Chairmanship Period, Mr. Hassenfeld would be entitled to receive the Chairmanship Retainer payable for the remaining time of the Chairmanship Period. In the case of termination resulting from disability, failure to be reelected, or without Cause by Hasbro, Mr. Hassenfeld would continue to receive his retirement benefits described above as well.

The Chairmanship Agreement contains certain post-Chairmanship restrictions on Mr. Hassenfeld, including a two-year non-competition agreement and provisions protecting Hasbro’s confidential information.

The Company and Mr. Hassenfeld are in discussions concerning an amendment to the Chairmanship Agreement which will provide that Mr. Hassenfeld will cease to be Chairman of the Board effective May 22, 2008.

Former Director Compensation Arrangements In Which Certain Directors Participate or Under Which Directors Previously Received Awards

Under the Hasbro, Inc. Retirement Plan for Directors (the “Retirement Plan”), which is unfunded, each non-employee director who was serving on the Board prior to May 13, 2003 (and who was not otherwise eligible for benefits under the Company’s Pension Plan), has attained the age of sixty-five and completed five years of service on the Board was entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director’s seventy-second birthday, the annual benefit continues for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director’s years of service. Upon a Change of Control, as defined in the Retirement Plan, participating directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

Directors appointed to the Board on or after May 14, 2003, the date that the Company’s shareholders approved the Company’s former 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) which is described below, were not eligible to participate in the Retirement Plan, and automatically participated in the 2003 Director Plan prior to its termination on December 31, 2005. The benefits of the 2003 Director Plan replaced the benefits of both the Retirement Plan and the 1994 Director Plan (described below). Non-employee directors who were serving on the Board prior to May 13, 2003, and thus were participating in the Retirement Plan, and who were not scheduled to retire at the end of their current term in office as of the time of approval by shareholders of the 2003 Director Plan, were given the opportunity to elect to participate in the 2003 Director Plan effective on either May 14, 2003, May 1, 2004, May 1, 2005 or May 1, 2006. Directors who were serving on the Board prior to May 13, 2003 and who did not elect to participate in 2003 Director Plan on one of these dates continued to participate in the Retirement Plan in accordance with its terms. Directors serving as of May 13, 2003 who elected to participate in the 2003 Director Plan stopped accruing further years of service under the Retirement Plan and did not have their benefits under the Retirement Plan adjusted for changes in the annual retainer following the effective date of their participation in the 2003 Director Plan.

Under the Company’s former Stock Option Plan for Non-employee Directors (the “1994 Director Plan”), approved by shareholders on May 11, 1994, each non-employee director then in office received on May 11, 1994 and each non-employee director who joined the Board after May 11, 1994 received upon becoming a director, a one-time grant of a non-qualified, nontransferable ten-year option to purchase 11,250 shares of Common Stock at 110% of the fair market value per share of Common Stock on the date of grant. The options became exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant, except that exercisability was to be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 1994 Director Plan. The 1994 Director Plan was cancelled effective upon the date of shareholder approval of the 2003 Director Plan and no further grants are being made under the 1994 Director Plan, provided, however, that options previously granted under the 1994 Director Plan continue in effect in accordance with their terms.

The Company’s 2003 Director Plan, which was approved by the Company’s shareholders at the 2003 Annual Meeting of Shareholders (the “2003 Meeting”), replaced the benefits of the Retirement Plan and the 1994 Director Plan described in the immediately preceding paragraphs. The 2003 Director Plan was cancelled effective December 31, 2005 and no further grants are being made under the 2003 Director Plan, provided, however, that options previously granted under the 2003 Director Plan continue in effect in accordance with their terms. Under the 2003 Director Plan each non-employee director who was serving as a director immediately following the 2003 Meeting and whose effective date for participation in the 2003 Director Plan was May 14, 2003, received a one-time grant of a non-qualified, nontransferable ten-year option to purchase 6,000 shares of the Company’s Common Stock at the fair market value of the Common Stock on the date of grant (the “First Annual Options”). The First Annual Options become exercisable at a rate of 33 1/3% per year commencing on the May 1st next following the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at or after age seventy-two or after a Change of Control, as defined in the 2003 Director Plan. On each subsequent May 1st, all non-employee directors then serving on the Board, with certain exceptions, whose effective date for participation in the 2003 Director Plan was on or prior to such May 1st, received an additional option to purchase 6,000 shares of the Company’s Common Stock. These additional annual options otherwise have the same terms of the First Annual Options, except that the exercise price is based on the fair market value of the Common Stock on the date of grant of such additional annual options. Non-employee directors initially joining the Board after May 14, 2003 received, under the 2003 Director Plan, an initial option to purchase 12,000 shares of Common Stock upon their election to the Board (the “Initial Options”). The Initial Options had the same terms as annual options under the 2003 Director Plan except that they become exercisable at a rate of 20% per year commencing of the first anniversary of the date of grant.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 30, 2007, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units, performance shares or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted-Average	Equity Compensation
	Exercise of Outstanding		Exercise Price of	Plans (Excluding
	Options, Warrants		Outstanding Options,	Securities Reflected
	and Rights		Warrants and Rights	in Column(a))
Plan Category	(a)		(b)(3)	(c)

Equity compensation plans approved by shareholders(1)	13,713,465		$21.85	6,180,868	(4)
Equity compensation plans not approved by shareholders(2)	2,080,394	(5)	$22.95	0	(6)
Total	15,793,859		$22.01	6,180,868	(4)

(1)	The only shareholder approved plan which was in effect as of December 30, 2007 was the Company’s 2003 Stock Incentive Performance Plan (the “2003 Equity Plan”).

The 1995 Stock Incentive Performance Plan (the “1995 Plan”) expired on December 31, 2005 and the 2003 Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) was terminated effective as of December 31, 2005. The Company’s 1994 Stock Option Plan for Non-Employee Directors (the “1994 Plan”), which was also approved by the Company’s shareholders, was terminated effective May 14, 2003. Although no further awards may be made under the 1995 Plan, 2003 Director Plan or the 1994 Plan, awards outstanding under those plans as of the dates of their termination continue in effect in accordance with the terms of the applicable plan.

Included in shares which may be issued pursuant to outstanding awards are the target number of shares subject to outstanding contingent stock performance awards under the 2003 Equity Plan. The actual number of shares, if any, which will be issued pursuant to these awards may be higher or lower than this target number based upon the Company’s achievement of the applicable performance goals over the performance periods specified in these awards.

Also included in shares to be issued pursuant to outstanding awards are shares granted to outside directors in May 2006 and May 2007 (as part of the yearly equity grant to outside directors) to the extent that such directors deferred receipt of those shares until they retire from the Board.

(2)	The Company’s last non-shareholder approved plan, namely the 1997 Employee Non-Qualified Stock Plan (the “1997 Plan”), expired on December 31, 2002 and no further awards may be made pursuant to the 1997 Plan, provided, however, that all awards outstanding under the 1997 Plan as of the date of its termination continued in effect in accordance with the terms of the plan.

(3)	The weighted average exercise price of outstanding options, warrants and rights excludes restricted stock units and performance-based stock awards, which do not have an exercise price.

(4)	Of these shares available for future grants, 4,732,342 shares could be issued as contingent stock performance awards, restricted stock or deferred restricted stock, or other stock awards under the 2003 Plan.

(5)	Includes 30,829 shares issuable pursuant to outstanding deferred restricted stock units.

(6)	The 1997 Plan expired on December 31, 2002 and no shares remain available for future grant under plans not approved by the shareholders. See Note (2) above.

1997 Employee Non-Qualified Stock Plan

Number of Shares Subject to 1997 Plan.  The 1997 Plan, prior to its termination on December 31, 2002, provided for the issuance of up to 18,000,000 shares of Common Stock pursuant to awards granted under the 1997 Plan.

Eligibility for Participation.  Any “Employee” of the Company, as the term Employee is defined in General Instruction A to Form S-8 promulgated by the Securities and Exchange Commission, was eligible to participate in the 1997 Plan.

Awards.  The 1997 Plan provided for the grant of: (1) non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) stock awards, including restricted and unrestricted stock and deferred stock, and (4) cash awards that would constitute a “derivative security” for purposes of Rule 16b-6, as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3.

Terms of Options.  The exercise price of stock options granted under the 1997 Plan could not be less than the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan were generally made exercisable in yearly installments over three years. The terms of options granted under the 1997 Plan were ten years.

Change in Control.  The 1997 Plan provided that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 1, 2008 (except as noted), with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock. Unless otherwise indicated, to the Company’s knowledge each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

Alan G. Hassenfeld	16,519,511	(2)	11.5
1027 Newport Avenue Pawtucket, RI 02862
Barclays Global Investors, NA	13,528,199	(3)	9.5
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan Limited
Barclays Global Investors Canada Limited 45 Fremont Street San Francisco, CA 94105
State Street Bank and Trust Company	8,082,592	(4)	5.7
One Lincoln Street Boston, MA 02111
LSV Asset Management	7,802,102	(5)	5.5
One N. Wacker Drive Suite 4000 Chicago, IL 60606

(1)	Based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. There were 141,820,088 shares of Common Stock outstanding on March 1, 2008.

(2)	Includes 7,640,921 shares held as sole trustee for the benefit of his mother, 829,347 shares held as sole trustee of a trust for Mr. Hassenfeld’s benefit, 1,000,188 shares subject to a prepaid variable forward sale arrangement which is scheduled to settle in February 2009, 4,769 shares the receipt of which is deferred until Mr. Hassenfeld leaves the Board, and currently exercisable options or options exercisable within 60 days of March 1, 2008 to purchase 1,306,666 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 525,478 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, 254,892 shares held as one of the trustees of a charitable lead trust for the benefit of The Hassenfeld Foundation and 154,216 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren. Mr. Hassenfeld disclaims beneficial ownership of all shares except to the extent of his proportionate pecuniary interest therein.

(3)	Barclays Global Investors, NA reports sole voting power over 8,197,969 shares and sole dispositive power over 9,837,786 shares. Barclays Global Fund Advisors reports sole voting and sole dispositive power over 1,256,196 shares. Barclays Global Investors, Ltd. reports sole voting power over 1,271,541 shares and sole dispositive power over 1,622,787 shares. Barclays Global Investors Japan Limited reports sole voting and sole dispositive power over 632,453 shares. Barclays Global Investors Canada Limited reports sole voting and dispositive power over 178,977 shares. Share ownership information is as of December 31, 2007 as reported in a Schedule 13G dated January 10, 2008.

(4)	State Street Bank and Trust Company reported that it had sole voting power and shared dispositive power over all 8,082,592 shares. Share ownership information is as of December 31, 2007 as reported in a Schedule 13G dated February 12, 2008.

(5)	Share ownership information is as of December 31, 2007 as reported in a Schedule 13G dated February 12, 2008.

Security Ownership of Management

The following table sets forth information, as of March 1, 2008, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each current director of the Company or nominee for election to the Board, each named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and
	Nature of
	Beneficial	Percent
Name of Director, Nominee or Executive Officer(1)	Ownership	of Class

Basil L. Anderson(2)	54,643	*
Alan R. Batkin(3)	49,988	*
Frank J. Biondi, Jr.(4)	42,483	*
Ken A. Bronfin	0	*
Jack M. Connors(5)	52,430	*
Michael W.O. Garrett(6)	29,978	*
E. Gordon Gee(7)	46,667	*
Brian Goldner(8)	673,076	*
Jack M. Greenberg(9)	32,030	*
David D.R. Hargreaves(10)	512,229	*
Alan G. Hassenfeld(11)	16,519,511	11.5
Claudine B. Malone(12)	34,152	*
Barry Nagler(13)	250,273	*
Edward M. Philip(14)	56,782	*
Paula Stern(15)	48,472	*
Alfred J. Verrecchia(16)	2,299,690	1.6
All Directors and Executive Officers as a Group (includes 20 persons)(17)	20,883,908	14.2

*	Less than one percent.

(1)	Information in this table is based upon information furnished by each director and executive officer. There were 141,820,088 shares of Common Stock outstanding on March 1, 2008.

(2)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 29,250 shares, 7,544 shares the receipt of which is deferred until Mr. Anderson retires from the Board, as well as 16,849 shares deemed to be held in Mr. Anderson’s stock unit account under the Deferred Plan.

(3)	Includes 7,544 shares the receipt of which is deferred until Mr. Batkin retires from the Board and 40,757 shares deemed to be held in Mr. Batkin’s stock unit account under the Deferred Plan.

(4)	Represents currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 29,250 shares, 7,544 shares the receipt of which is deferred until Mr. Biondi retires from the Board, as well as 5,689 shares deemed to be held in Mr. Biondi’s stock unit account under the Deferred Plan.

(5)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 15,600 shares, 7,544 shares the receipt of which is deferred until Mr. Connors retires from the Board, as well as 13,486 shares deemed to be held in Mr. Connor’s account under the Deferred Plan.

(6)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 4,800 shares, 7,544 shares the receipt of which is deferred until Mr. Garrett retires from the Board and 7,734 shares deemed to be held in Mr. Garrett’s stock unit account under the Deferred Plan.

(7)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 29,250 shares as well as 9,873 shares deemed to be held in Mr. Gee’s account under the Deferred Plan.

(8)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 595,469 shares, as well as 20,000 shares of restricted stock which are scheduled to vest on January 20, 2009.

(9)	Represents currently exercisable options and options exercisable within sixty day of March 1, 2008 to purchase 15,600 shares, 7,544 shares the receipt of which is deferred until Mr. Greenberg retires from the Board as well as 8,886 shares deemed to be held in Mr. Greenberg’s stock unit account under the Deferred Plan.

(10)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 443,845 shares.

(11)	See note (2) to the immediately preceding table.

(12)	Includes 3,658 shares deemed to be held in Ms. Malone’s stock unit account under the Deferred Plan as well as 30,044 shares held by the Claudine B. Malone Family Trust.

(13)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 215,261 shares. Includes 12 shares held by Mr. Nagler’s daughter, as to which shares Mr. Nagler disclaims beneficial ownership.

(14)	Represents currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 29,250 shares, 7,544 shares the receipt of which is deferred until Mr. Philip retires from the Board as well as 19,988 shares deemed to be held in Mr. Philip’s stock unit account under the Deferred Plan.

(15)	Represents currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 29,250 shares, 4,769 shares the receipt of which is deferred until Ms. Stern retires from the Board as well as 11,678 shares deemed to be held in Ms. Stern’s stock unit account under the Deferred Plan.

(16)	Includes currently exercisable options and options exercisable within sixty days of March 1, 2008 to purchase an aggregate of 2,040,339 shares as well as 30,829 deferred restricted stock units granted under the Company’s employee stock option plans. Does not include 151,875 shares owned by Mr. Verrecchia’s wife, as to which Mr. Verrecchia disclaims beneficial ownership.

(17)	Of these shares, all directors and executive officers as a group have sole voting and dispositive power with respect to 19,949,322 shares and have shared voting and/or dispositive power with respect to 934,586 shares. Includes 4,935,777 shares purchasable by directors and executive officers upon exercise of currently exercisable options, or options exercisable within sixty days of March 1, 2008; 138,598 shares deemed to be held in stock unit accounts under the Deferred Plan and the Deferred Compensation Plan; and 30,829 shares deemed to be held in deferred restricted stock unit accounts under the Company’s 1997 Employee Non-Qualified Stock Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the United States Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the last fiscal year ended December 30, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2007.

PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR

(Proposal No. 2)

The Audit Committee has selected KPMG LLP (“KPMG”), independent registered public accounting firm, to perform the integrated audit of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 28, 2008 (“Fiscal 2008”), and the Company’s Board has ratified this selection. A representative of KPMG is expected to be present at the Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

The Board is submitting the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2008 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and will make the selection it deems best for the Company and the Company’s shareholders. As such, the failure by the shareholders to ratify the selection of independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of KPMG as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate.

Approval

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Meeting on the ratification of the selection of KPMG is required for approval. Abstentions are considered shares entitled to vote on the proposal and as such abstentions are the equivalent of a vote against the proposal. In contrast, broker non-votes are not counted as present and entitled to vote on the proposal and therefore have no effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board (the “Committee”) is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the Company’s Standards for Director Independence and the requirements of the New York Stock Exchange’s corporate governance listing standards.

The Committee operates under a written charter, which is available on the Company’s website (www.hasbro.com) under “Corporate Information — Investors — Corporate Governance”. Under the charter, the Committee’s primary purpose is to:

•	Appoint the independent registered public accounting firm (hereafter referred to as the independent auditor) and oversee the independent auditor’s work; and

•	Assist the Board in its oversight of the:

•	Integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	Independent auditor’s qualifications and independence; and

•	Performance of the Company’s internal audit function and independent auditor.

In conducting its oversight function, the Committee discusses with the Company’s internal auditor and independent auditor, with and without management present, the overall scope and plans for their respective audits. The Committee also reviews the Company’s programs and key initiatives to implement and maintain effective internal controls over financial reporting and disclosure controls.

The Committee meets with the Company’s head of internal audit, and with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee discusses with management and the independent auditors all annual and quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to their filing with the United States Securities and Exchange Commission.

The independent auditor is responsible for performing an independent integrated audit of the Company’s financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the financial statements conform with accounting principles generally accepted in the United States of America.

The Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 30, 2007. The Committee has also reviewed and discussed with the independent auditors the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Committee discussed with the independent auditors their independence from management and the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on its review and discussions with management and the independent auditors referred to in the preceding paragraph, the Committee recommended to the Board and the Board has approved the inclusion of the audited financial statements for the fiscal year ended December 30, 2007 in the Company’s Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Committee has also selected and the Board has approved the selection of KPMG LLP as the independent auditor for Fiscal 2008.

Report issued by Basil L. Anderson (Chair), Michael W.O. Garrett, Claudine B. Malone and Edward M. Philip, as the members of the Audit Committee as of the 2007 fiscal year end.

ADDITIONAL INFORMATION REGARDING
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2007 and 2006, as well as fees for other services rendered by KPMG to the Company during fiscal 2007 and 2006.

	2007	2006

Audit Fees(1)	$4,055,500	$4,074,000
Audit-Related Fees(2)	$125,500	$108,000
Tax Fees(3)	$1,234,000	$1,163,000
All Other Fees	—	—
Total Fees	$5,415,000	$5,345,000

(1)	Audit fees consist of work related to the integrated audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting. Audit fees also include consultations on accounting and reporting matters, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and work in connection with filings with the United States Securities and Exchange Commission.

(2)	Audit-Related Fees consist of fees for audits of financial statements of employee benefit plans and agreed upon procedures reports.

(3)	Tax Fees consist of fees for tax consultation and tax compliance services rendered to the Company.

The Audit Committee has considered whether the provision of the approved non-audit services by KPMG is compatible with maintaining KPMG’s independence and has concluded that the provision of such services is compatible with maintaining KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

Consistent with the rules and regulations of the United States Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm (hereafter referred to as the independent auditor). In fulfilling this responsibility the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided by the independent auditor.

Prior to engagement of the independent auditor for the fiscal year, management of the Company submits to the Audit Committee for the Committee’s pre-approval:

•	A description of, and estimated costs for, the proposed audit services to be provided by the independent auditor for that fiscal year.

•	A description of, and estimated costs for, the proposed non-audit services to be provided by the independent auditor for that fiscal year. These non-audit services are comprised of permissible audit-related, tax and other services, and descriptions and estimated costs are proposed for these permissible non-audit services.

Audit and permissible non-audit services which are pre-approved by the Audit Committee pursuant to this review may be performed by KPMG during the fiscal year. During the course of the year management periodically reports to the Audit Committee on the audit and non-audit services which are being provided to the Company pursuant to these pre-approvals.

In addition to pre-approving all audit and permissible non-audit services at the beginning of the fiscal year, the Audit Committee has also instituted a procedure for the consideration of additional services that arise during the course of the year for which the Company desires to retain KPMG. For individual projects with estimated fees of $75,000 or less which have not previously been pre-approved by the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services. The Chair of the Committee reports any services which are pre-approved in this manner to the full Audit Committee at its next meeting. Any proposed additional projects with an estimated cost of more than $75,000 must be pre-approved by the full Audit Committee prior to the engagement of KPMG.

OTHER BUSINESS

Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain street name shareholders of our Common Stock who share a single address, only one copy of the Notice of availability of proxy materials on the Internet or proxy materials for the year ended December 30, 2007 is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Notice, the proxy statement or our Annual Report on Form 10-K for the year ended December 30, 2007, he or she may contact Karen Warren, Senior Vice President of Investor Relations, Hasbro, Inc., 1027 Newport Avenue, Pawtucket, Rhode Island 02862, phone (401) 431-8697, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations Department using the above contact information if he or she would like to receive separate Notices of the availability of proxy materials on the Internet or proxy statements and annual reports in the future. If you are receiving multiple copies of our Notice, annual report or proxy statement, you may request householding in the future by contacting Investor Relations at the address set forth above.

COST AND MANNER OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for any reasonable expenses incurred in connection therewith. The Company has also retained Morrow & Co., LLC to aid in the solicitation of proxies at an estimated cost of $8,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to use of mail, proxies may be solicited by officers and employees of the Company or of Morrow & Co., LLC in person or by telephone.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to vote by Internet, by telephone or by marking, signing and dating a proxy and returning it in as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Barry Nagler
Secretary

Dated: April 9, 2008
Pawtucket, Rhode Island

Appendix A

HASBRO, INC. STANDARDS FOR DIRECTOR INDEPENDENCE

MARCH 4, 2004

The following are the standards that will be employed by the Hasbro, Inc. (the “Company”) Board of Directors in determining issues of director independence pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules of the New York Stock Exchange. For purposes of these standards (i) the Company is meant to include not only Hasbro, Inc., but all of its subsidiaries and divisions, and (ii) a director’s immediate family is deemed to include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law, and anyone else (other than employees) who resides in the director’s home.

•	The Board of Directors (the “Board”) must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization which has a relationship with the Company). The Company will disclose this determination in compliance with all applicable rules and regulations.

•	No director who is an employee (or whose immediate family member is an employee) of the Company can be independent until at least three years after such employment has ended.

•	No director who is affiliated with or employed by (or whose immediate family member is affiliated or employed in a professional capacity by) a present or former internal or external auditor of the Company can be independent until at least three years after the end of either the affiliation or the employment or auditing relationship.

•	No director can be independent if he or she directly or indirectly receives from the Company any fees or compensation other than that which is related solely to his or her service as a member of the Board or one of its committees. A director who accepts any consulting, advisory or other compensatory fees from the Company other than in this connection will not be considered independent. The same prohibition applies with respect to members of a director’s immediate family.

•	No director who (or whose immediate family member) is employed as an executive officer of another entity where any of the Company’s present executives serve on that entity’s compensation committee can be independent until at least three years after the end of such service or employment relationship.

•	No director who is an executive officer or an employee (or whose immediate family member is an executive officer) of an entity that makes payments to or receives payments from the Company for property or services in amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such entity’s consolidated gross revenues, can be independent until three years after falling below such threshold.

•	No director who is performing, or is a partner, member, officer, director or employee of any entity performing, paid consulting, legal, investment banking, commercial banking, accounting, financial advisory or other professional services work (“professional services”) for the Company can be independent until three years after such services have ended. Similarly, there can be no independence if a director’s immediate family member is performing, or is an executive officer or other senior executive of an entity performing, professional services for the Company, until three years after such services have ended.

Additional Relationships to Consider in Determining Director Independence

The following are suggested parameters that the Board has agreed to consider in determining whether a director has a material relationship or affiliation with the Company that would impact a finding of independence. If a director satisfies all of the criteria set forth below it would suggest that the director, absent other contrary considerations, does not have a material relationship with the Company and is independent. If a director fails to satisfy one or more of the criteria set forth below, further Board inquiry and discussion is needed to determine if the director has a material relationship with the Company or may be found independent.

A-1

Business and Professional Relationships of Directors and Their Family Members

•	The director is not currently providing personally, and has not provided personally within the past three years, property, goods or services (other than services as a member of the Board or any committees thereof) to the Company or any of its executive officers.

•	No member of the director’s immediate family is currently providing personally, or has provided personally within the past three years, property, goods or services (other than services as an unpaid intern of the Company) to the Company or any of its executive officers.

•	The director is not currently receiving personally, and has not received personally within the past three years, property, goods or services from the Company. The foregoing requirements do not apply to compensation, services or goods paid or provided to the director solely in connection with the director’s service on the Board or any committees thereof, including $1,000 or less a year in the Company’s products which may be given to the director or one or more of the director’s family members as a director benefit.

•	No member of the director’s immediate family is currently receiving personally, or has received personally within the past three years, property, goods or services from the Company, excluding the de minimus Company product benefit mentioned above. The foregoing requirements do not apply to unpaid internships provided to a member of the director’s immediate family.

•	The director is not an executive officer or employee of any entity to which the Company was indebted at any time within the past three years or which was indebted to the Company at any time within the past three years in an amount that exceeded at the end of any such year the greater of (i) 2% of such entity’s consolidated assets or (ii) $1,000,000.

Compensation

•	Notwithstanding the restriction described above with respect to direct or indirect receipt of consulting, advisory or other compensatory fees other than in connection with Board or committee service, arrangements between the Company and (i) entities affiliated with the director or (ii) immediate family members of the director, which may be deemed to provide a form of indirect compensation to the director, will not result in a loss of status as an independent director provided such relationships do not violate the requirements set forth above.

Charitable Relationships

•	The director is not an executive officer or an employee of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

•	No member of the director’s immediate family is an executive officer of an entity that has received charitable contributions from the Company in excess of $100,000 in any of the past three fiscal years.

Stock Ownership

•	The director’s stock ownership, as determined in accordance with the rules of the SEC as applied to preparation of proxy statements, does not exceed 5% of the Company’s outstanding stock.

Other Family Relationships

•	The director is not related to any other member of the Company’s board of directors or any officer of the Company.

A-2

002CS-16406

000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext           000000000.000000 ext

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/has • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors For Terms Expiring in 2009 — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Nominees:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Basil L. Anderson	☐	☐	02 - Alan R. Batkin	☐	☐	03 - Frank J. Biondi, Jr.	☐	☐

	04 - Kenneth A. Bronfin	☐	☐	05 - John M. Connors, Jr.	☐	☐	06 - Michael W.O. Garrett	☐	☐

	07 - E. Gordon Gee	☐	☐	08 - Brian Goldner	☐	☐	09 - Jack M. Greenberg	☐	☐

	10 - Alan G. Hassenfeld	☐	☐	11 - Edward M. Philip	☐	☐	12 - Paula Stern	☐	☐

	13 - Alfred J. Verrecchia	☐	☐

B Company Proposal — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.

■	+
<STOCK#>                         00VGWC

Dear Fellow Shareowner:
You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Hasbro, Inc. to be held at 11:00 a.m. on Thursday, May 22, 2008, at 1027 Newport Avenue, Pawtucket, Rhode Island. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.
Your Vote Matters. Whether or not you plan to attend the 2008 Annual Meeting, it is important that your shares be voted. Please follow the instructions on the other side of this proxy card. You may, of course, attend the 2008 Annual Meeting and vote in person, even if you have previously voted. I am looking forward to seeing you there.
Sincerely,
Alan G. Hassenfeld
Chairman of the Board
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HASBRO, INC. 1027 Newport Avenue Pawtucket, RI 02862	+
Annual Meeting of Shareholders – May 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the “Company”) and hereby appoints ALAN G. HASSENFELD and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 22, 2008 at 11:00 a.m. at 1027 Newport Avenue, Pawtucket, Rhode Island, and at any adjournment thereof.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
PLEASE MARK ON REVERSE SIDE AND SIGN AND DATE BELOW AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE.
CONTINUED ON REVERSE SIDE AND TO BE SIGNED BELOW
YOUR VOTE IS IMPORTANT

C Non-Voting Items
Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+